EXHIBIT 10.55


                            AIRCRAFT LEASE AGREEMENT

                          Dated as of November 21, 2001

                                     between


                            FIRST UNION NATIONAL BANK
                         not in its individual capacity
                              but solely as Trustee

                                     Lessor

                                       and

                           CSI AVIATION SERVICES, INC.

                                     Lessee

                                       and

                                  AIRLEASE LTD.

                                Owner Participant



                    McDonnell Douglas DC-9-Series 82 Aircraft

                            Aircraft Reg. No. N806US

                         Manufacturer's Serial No. 48038




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                  AIRCRAFT LEASE AGREEMENT, dated as of November 21, 2001,
between FIRST UNION NATIONAL BANK (successor to Meridian Trust Company), a national banking association organized and existing under the laws of the United States of America, not in its individual capacity but solely as Trustee under the Trust Agreement defined in Section 1 below ("Lessor"), CSI AVIATION SERVICES, INC., a New Mexico corporation ("Lessee"), and AIRLEASE LTD., a California limited partnership ("Airlease")],


                              W I T N E S S E T H:
                               - - - - - - - - - -


                  WHEREAS, Lessee desires to lease from Lessor and Lessor is willing to lease to Lessee the aircraft described herein upon and subject to the terms and conditions of this Lease.

                  NOW THEREFORE, in consideration of the mutual promises herein, Lessor and Lessee agree as follows:

                  Section 1.        DEFINITIONS.
                                    -----------

                  Unless the context otherwise requires, the following terms shall have the following meanings for all purposes of this Lease and shall be equally applicable to both the singular and the plural forms of the terms herein defined. Any agreement referred to below shall mean such agreement as amended, supplemented and modified from time to time.

                  "Act" means the Federal Aviation Act of 1958, as amended from time to time.

                  "Aircraft" means the Airframe, together with the two Engines initially installed on such Airframe when delivered and leased hereunder and all applicable current manuals and records relating thereto (or any Replacement Engine substituted for any of such Engines hereunder), whether or not any of such initial or Replacement Engines may from time to time thereafter be installed on such Airframe or may be installed on any other airframe or on any other aircraft.

                  "Airframe" means (i) the McDonnell Douglas DC-9-Series 82 aircraft (excluding Engines or engines from time to time installed thereon) manufactured by Manufacturer in 1981 and currently bearing United States registration number N806US and manufacturer's serial number 48038 leased hereunder by Lessor to Lessee and (ii) any and all Parts so long as the same shall be incorporated in such aircraft and any and all parts removed from such aircraft so long as title thereto shall remain vested in Lessor in accordance with the terms hereof.

                  "Airframe Payment Amount" has the meaning provided in Schedule 2.

                  "Airframe Payments" has the meaning provided in Section 3.5.

                  "APU Payment Amount" has the meaning provided in Schedule 2.

                  "APU Payments" has the meaning provided in Section 3.5.

                  "Basic Rent" means the rent identified as Basic Rent in and payable pursuant to Section 3.2.


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                  "Basic Rent Amount" has the meaning provided in Schedule 2.

                  "Business Day" means any day other than a Saturday, Sunday or other day on which banking institutions in San Francisco, California or Wilmington, Delaware are authorized or required by law to be closed.

                  "Cycle" means one take-off and landing of the Aircraft or, in respect of any Engine or Part temporarily installed on another aircraft, of that other aircraft.

                  "Delivery Date" means the date of the Lease Supplement relating to the Aircraft, which date shall be the date on which the Aircraft is leased to Lessee hereunder.

                  "Delivery Flight" is defined in Section 2.5.

                  "Delivery Location" means Lake City, Florida, or other location in the United States agreed by Lessor and Lessee.

                  "DOT" means the United States Department of Transportation or any governmental person, agency or authority succeeding to the functions of such Department of Transportation.

                  "Engine" means (i) each of the two Pratt & Whitney JT8D-217 engines identified by manufacturer's serial number on the Lease Supplement subjecting the Aircraft to this Lease and originally installed on the Airframe on delivery thereof pursuant to this Lease, whether or not from time to time thereafter installed on such Airframe or installed on any other airframe, and
(ii) any Replacement Engine, whether or not from time to time thereafter installed on the Airframe or any other airframe, together in each case with any and all Parts incorporated in such Engine and any and all Parts removed from such Engine so long as title thereto shall remain vested in Lessor in accordance with the terms hereof. At such time as a Replacement Engine shall be substituted hereunder and the Engine for which the substitution is made shall be released, such replaced Engine shall cease to be an Engine hereunder. The term "Engines" means as of any date of determination, all Engines then leased hereunder.

                  "Engine Payment Amount" has the meaning provided in Schedule
2.

                  "Engine Payments" has the meaning provided in Section 3.5.

                  "Event of Loss" means, in relation to the Aircraft, the Airframe or any Engine: (a) its actual, constructive, compromised, arranged or agreed total loss (including any damage thereto or requisition for use or hire which results in an insurance settlement on the basis of a total loss); or (b) its destruction or damage beyond repair or being rendered permanently unfit for normal use for any reason whatsoever; or (c) its requisition (other than a requisition for hire by the Government not extending beyond the earlier of the last day of the Term and the 180th day after the commencement of such requisition), confiscation, sequestration, detention, forfeiture, compulsory acquisition or seizure; or (d) its hijacking, theft or disappearance resulting in loss of possession by Lessee for a period of 30 consecutive days or longer or extending beyond the last day of the Term.


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                  "Expiry Date" means October 31, 2006.

                  "FAA" means the United States Federal Aviation Administration or any governmental person, agency or other authority succeeding to the functions of the Federal Aviation Administration.

                  "FAR" means the regulations promulgated by the FAA pursuant to the Act.

                  "Flight Hour" means the number of hours including fractions thereof between the moment the Aircraft (or other aircraft in the case of Parts or Engines temporarily installed on such other aircraft) first leaves the ground for the purpose of flight until the moment the Aircraft (or such other aircraft) touches ground after such flight.

                  "Gear Payment Amount" has the meaning provided in Schedule 2.

                  "Gear Payments" has the meaning provided in Section 3.5.

                  "Government" means the federal government of the United States of America or any instrumentality or agency thereof.

                  "Indemnitee" means Lessor, in its individual and trust capacities, Owner Participant, Airlease, the Lenders and each of their respective successors, assigns, transferees, directors, partners, officers, employees and agents.

                  "Lease", "this Lease", "this Agreement", "hereby", "herein", "hereof", "hereunder", or other like words mean this Aircraft Lease Agreement, as amended or supplemented in accordance with the terms hereof, including by way of one or more Lease Supplements.

                  "Lease Default" means any event or condition which, with notice or lapse of time, or both, would constitute a Lease Event of Default.

                  "Lease Event of Default" is defined in Section 14.

                  "Lease Supplement" means a supplement to this Lease substantially in the form attached as Exhibit A hereto, subjecting an Aircraft, Engine or other property to this Lease.

                  "Lender" means one or more banks or financial institutions or other persons notified in writing to Lessee that may from time to time provide financing to Lessor in relation to acquisition or continuing ownership of the Aircraft and shall include any person acting as agent or security agent or trustee for one or more Lenders; provided that any requirement in this Agreement to give notices to or receive consents from the Lender shall be disregarded until such time as the Lender has been granted a security interest in or mortgage over the Aircraft and Lessee is so notified.

                  "Lessee" means CSI Aviation Services, Inc., a New Mexico corporation, and its permitted successors and assigns hereunder.

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                  "Lessee Documents" means this Lease, the Lease Supplement, the
USMS Agreement, the Maintenance Agreement, any acknowledgment of the Security Documents, the Other Lease Documents and all notices, consents, certificates, confirmations and other documents from time to time issued or entered into by Lessee pursuant to or in connection with any thereof.

                  "Lessor" means First Union National Bank (successor to Meridian Trust Company), not in its individual capacity but solely as Trustee under the Trust Agreement, and its permitted successors and assigns thereunder and hereunder.

                  "Lessor Liens" means Liens of any Person claiming by, through or under Lessor or any prior owner or user of the Aircraft, which arise as a result of (i) claims not related to the transactions contemplated by this Lease,
(ii) any act or omission of Lessor or any prior owner or user of the Aircraft which is not related to the transactions contemplated by this Lease, or any act of Lessor which is in violation of any of the express terms of this Lease, or
(iii) claims arising out of any transfer by Lessor of the Aircraft in violation of the express terms of this Lease.

                  "Lien" means any mortgage, pledge, lien, encumbrance, security interest or claim of rights affecting title to or any possessory or ownership interest in property.

                  "Life Limited Part" means a Part having an accepted or recommended Manufacturer or FAA limitation on the use of such Part.

                  "Loan Agreement" means any agreement from time to time entered into between Lessor and one or more Lenders providing financing to Lessor in relation to the acquisition or continuing ownership of the Aircraft.

                  "Maintenance Agreement" means the agreement between Lessee and Spirit dated as of November 21, 2001 regarding the maintenance of the Aircraft and any replacement maintenance and operation agreement entered into by Lessee and a Maintenance Provider which agreement is approved in writing by Lessor.

                  "Maintenance Provider" means a solvent IAR Part 121 certified air carrier approved in writing by Lessor, or Spirit.

                  "Maintenance Document" means the Manufacturer's recommended maintenance program.

                  "Maintenance Program" is defined in Section 8.1.

                  "Manufacturer" means (i) with respect to the Airframe, The Boeing Company, a Delaware corporation, and (ii) with respect to the Engines, United Technologies Corporation, a Delaware corporation, Pratt & Whitney Aircraft Commercial Engine Business, and their respective successors and assigns.

                  "Officer's Certificate" means a certificate signed by the Chairman, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Person providing such certificate.

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                  "Other Lease" means that certain Aircraft Lease Agreement
entered into, or to be entered into, between Lessor and Lessee in respect of that certain McDonnell Douglas DC-9-Series 82 Aircraft bearing manufacturer's serial number 48039.

                  "Other Lease Documents" means the Lessee Documents as defined in the Other Lease.

                  "Overdue Interest Rate" means a rate of interest per annum equal to the rate Bank of America, N.A. announces to be in effect from time to time as its prime rate plus three percent calculated on the basis of a 365/366 day, as appropriate, year and actual number of days elapsed.

                  "Overhaul Payment Date" means the tenth day of each calendar month during the Term commencing in the calendar month after the calendar month in which the Delivery Date occurs and the Termination Date.

                  "Overhaul Payments" shall have the meaning provided in Section 3.5.

                  "Owner Participant" means Airlease and its successors and permitted assigns under the Trust Agreement.

                  "Parts" means all appliances, parts, components, instruments, appurtenances, accessories, furnishings and other equipment of whatever nature (other than complete Engines or engines) (i) which may from time to time be incorporated in the Airframe or any Engine (other than a replaced Part to which title has vested in Lessee pursuant to Section 8.2 hereof) or (ii) so long as title thereto shall remain vested in Lessor in accordance with Section 8.2 hereof after removal therefrom, (and "Part" means any of the foregoing) .

                  "Permitted Lien" means any Lessor Lien and the Security Documents.

                  "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                  "Redelivery Location" shall have the meaning provided in
Section 5.1.

                  "Rent" means Basic Rent and Supplemental Rent.

                  "Rent Payment Date" means the Delivery Date, the tenth day of each calendar month during the Term and the last day of the Term.

                  "Replacement Engine" means an engine which shall have been substituted for an Engine leased hereunder pursuant to Section 10.2 and shall be of the same make and model (or an improved model engine suitable for installation and use on the Airframe).

                  "Security" shall have the meaning provided in Section 3.6(a).

                  "Security Documents" means any and all assignments by way of security or mortgage entered into by Lessor of any or all of Lessor's right, title and interest in and to the


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Aircraft, this Agreement and/or the other Lessee Documents from time to time granted by Lessor in favor of any Lender.

                  "Stipulated Loss Value" with respect to the Aircraft means an amount equal to Nine Million U.S. Dollars ($9,000,000).

                  "Spirit" means Spirit Airlines, a Delaware corporation.

                  "Supplemental Rent" means all amounts, liabilities and obligations (other than Basic Rent) which Lessee assumes or agrees to pay to Lessor or any other Person hereunder, including, without limitation, Stipulated Loss Value.

                  "Tax Indemnitee" means the Indemnitees (other than the Lenders) and each of their respective successors, assigns, transferees, directors, officers, employees and agents.

                  "Taxes" means all present and future taxes, levies, imposts, duties, withholdings, fees or charges of any nature whatsoever, and wheresoever imposed, including, without limitation, value added tax, consumption tax or any other tax in respect of added value or any income (including, without limitation, gross income, minimum, alternative minimum, capital gains income, gross receipts and net receipts), franchise, transfer, sales, use, business, occupation, excise, personal property, real property, stamp or other tax imposed by a taxing authority of any country, or governmental subdivision thereof or therein or by any international authority, together with any penalties, additions to tax, fines or interest with respect to any of the foregoing; and "tax" and "taxation" shall be construed accordingly.

                  "Term" means the period commencing on the Delivery Date and expiring on the Termination Date.

                  "Termination Date" means the Expiry Date, or, if earlier, (i) the date when Lessor receives the Stipulated Loss Value together with any other amounts then due and unpaid under the Lessee Documents following a Total Loss of the Aircraft, (ii) the date when Lessor terminates the leasing of the Aircraft to Lessee pursuant to the terms hereof, or (iii) the date on which the leasing of the Aircraft is terminated pursuant to Clause 3.1(b) or (c).

                  "Trust Agreement" means the Trust Agreement dated as of July 10, 1986, between the Owner Participant, Trust Company and Airlease Management Services, Inc., as such Agreement has been amended or supplemented in accordance with its terms.

                  "Trust Company" means First Union National Bank (successor to Meridian Trust Company), in its individual capacity.

                  "USMS" means the United States Marshals Service.

                  "USMS Agreement" means the Award/Contract dated October 2, 2001 between USMS and Lessee relating to the Aircraft.

                  Section 2.        DELIVERY AND ACCEPTANCE.
                                    -----------------------


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                  2.1.     DELIVERY AND LEASE OF AIRCRAFT. Subject to the
conditions and pursuant to the terms of this Lease, Lessor hereby agrees to deliver the Aircraft on the Delivery Date and simultaneously to lease to Lessee hereunder, and Lessee hereby agrees to lease and accept from Lessor hereunder, the Aircraft. The Aircraft shall be delivered on or before November 24, 2001. Delivery and acceptance of the Aircraft shall occur at the Delivery Location. Lessor shall not be responsible for any loss or expense or any loss of profit arising from any delay in the delivery of, or failure to deliver, the Aircraft to Lessee under this Lease.

                  2.2. CONFIRMATION; ACCEPTANCE BY LESSEE. By execution and delivery of the Lease Supplement in respect of the Aircraft after the Delivery Flight, Lessee will confirm to Lessor that Lessee has accepted the Aircraft for all purposes hereof as being in good working order and repair and without defect in condition, design, operation, merchantability or fitness for use, whether or not discoverable by Lessee as of the date thereof, subject to any discrepancies set forth on the list of mutually agreed discrepancies referred to in Section
2.5 hereof.

                  2.3. LESSOR'S CONDITIONS TO LEASE. Lessor's obligation to lease the Aircraft to Lessee shall be subject to the receipt by Lessor of the following documents or other items on or before the Delivery Date for the Aircraft, all of which shall be reasonably satisfactory in form and substance to
Lessor:

                           (a) a Lease Supplement in the form of Exhibit "A" hereto, duly authorized, executed and delivered by Lessee and effective as of the Delivery Date;

                           (b) copies of all documents evidencing corporate action taken by the Lessee with respect to this Lease, the Lease Supplement and the other Lessee Documents, and each other document required to be executed and delivered by the Lessee in accordance with the provisions hereof and thereof, and a copy of the resolutions of the board of directors of the Lessee, certified by the Secretary or Assistant Secretary thereof, evidencing the due authorization of the execution, delivery and performance of each such document, together with an incumbency certificate as to the person or persons authorized to execute and deliver such documents and the signature or signatures of such persons;

                           (c) an Officer's Certificate of Lessee stating that:

                                    (i)     the representations and warranties
                  contained in Section 4.4 hereof and in the other Lessee Documents are true and correct on and as of such date as though made on and as of such time (except to the extent that such representations and warranties relate solely to an earlier date); and

                           (ii) no event has occurred and is continuing, or
                  would result from the lease of the Aircraft, which constitutes a Lease Default or Lease Event of Default;

                  (d) an opinion or letter signed by an independent insurance broker or by an insurer acceptable to Lessor as to the due compliance with the insurance provisions of Section 11 hereof with respect to the Aircraft, together with certificates evidencing the insurance as required by Section 11 hereof;

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                           (e)      an opinion of Crowe & Dunlevy or other
         counsel experienced in federal aviation matters, as to the due filing for recordation of the Lease and the Lease Supplement and as to such other matters as Lessor may reasonably request, addressed to Lessor;

                           (f)      Basic Rent due on the Delivery Date;

                           (g) the USMS Agreement,duly authorized, executed and delivered by all parties thereto and effective as of the Delivery Date;

                           (h) the Maintenance Agreement shall have been duly authorized, executed and delivered by all parties thereto and effective as of the Delivery Date; and

                           (i)      such other documents, opinions and
         certificates incident to the foregoing as Lessor may reasonably request.

                  2.4. LESSEE'S CONDITION TO LEASE. Lessee's obligation to lease the Aircraft from Lessor shall be subject to the following:

                           (a) the Aircraft shall have been tendered for delivery on the Delivery Date pursuant to Section 2.1, shall be registered in the United States and shall be in a condition to be put on an FAA Part 121 operators certificate;

                           (b)      the Aircraft shall have undergone
         immediately prior to the ferry flight contemplated by Section 2.5, the current phase of C-Check as defined in the Maintenance Document;

                           (c)      the Delivery Flight shall have been
         completed as described in Section 2.5.

                           (d)      the Aircraft shall have no deferred
         maintenance items and shall be in compliance (without regard to permitted in compliance extensions) with all regulations, mandatory maintenance directives, airworthiness directives and Federal Air Regulations or other instructions of the FAA or other United States Governmental Authorities having jurisdiction in each case that are required with respect to the Aircraft;

                           (e) the Aircraft shall be free and clear of all Lessor Liens, other than the Lien of the Trust Agreement;

                           (f) the Aircraft shall be equipped as provided in Schedule 1, Part A, and the Aircraft shall be in serviceable condition with all Parts fully functional;

                           (g) Lessee shall be reasonably satisfied with any correction of discrepancies found during the Delivery Flight or if such discrepancies do not affect airworthiness and are not corrected prior to delivery, a list of such discrepancies shall be attached to the Receipt for Lease Aircraft which is attached hereto as Exhibit B;


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                           (h)      Lessor shall have tendered for delivery to
         Lessee all logs, manuals, drawings, and data and inspection, modification and overhaul records in respect of the Aircraft specified in Schedule 1, Part B; and

                           (i) the USMS Agreement shall have been duly authorized, executed and delivered by all parties thereto and effective as of the Delivery Date.

                  2.5. INSPECTION; DELIVERY FLIGHT. Prior to the Delivery Flight, Lessor shall make the Aircraft, records and logbooks available to Lessee at the Delivery Location, so that Lessee may conduct, at Lessee's expense, a ground inspection which shall include a technical inspection of the Aircraft, records and logbooks. Promptly following the Ground Inspection, Lessor shall conduct, at Lessor's cost and expense, a delivery check flight (the "Delivery Flight") pursuant to standard test flight procedures, or other such procedures as the parties agree. Lessee shall be permitted three representatives on the Delivery Flight which shall not exceed two hours in length. The Delivery Flight may be performed in conjunction with the ferry flight from the Delivery Location to Alexandria, Louisiana. At the conclusion of the Delivery Flight, Lessor and Lessee shall prepare a list of mutually-agreed discrepancies, if any, arising during the Delivery Flight. Lessor shall either promptly correct such discrepancies or if the discrepancies do not affect the airworthiness of the Aircraft a list of such discrepancies may be attached to the Receipt For Lease Aircraft which is attached hereto as Exhibit B. Upon completion of the Delivery Flight and satisfaction or waiver of the conditions precedent set forth in Sections 2.3 and 2.4, Lessee shall execute and deliver the Receipt for Lease Aircraft and Lessee and Lessor shall execute the Lease Supplement, evidencing Lessee's acceptance of the Aircraft hereunder.

                  If the Delivery Flight reveals any discrepancies or damage, and the cost of correcting any single discrepancy or item of damage would exceed $10,000 or the cost of correcting all discrepancies and damage would exceed $50,000, Lessor may, at its option, elect to terminate this Lease. If Lessor elects to terminate the Lease pursuant to the preceding sentence it shall reimburse Lessee for its reasonable expenses incurred in connection herewith.

                  Section 3.        TERM AND RENT; OVERHAUL PAYMENTS.

                  3.1.     TERM.

                  (a)      The Aircraft shall be leased hereunder for the Term.

                  (b) Lessee shall have the right to terminate the leasing of the Aircraft under this Lease on stated termination date of the USMS Agreement (as such termination dates shall be extended from time to time) by delivering to Lessor not later than 30 days before either such termination date a written notice specifying such termination date and stating that it is exercising its right to terminate the leasing of the Aircraft pursuant to this
Section 3.1(b).

                  (c) Lessor shall have the right to terminate the leasing of the Aircraft under this Lease on any date on which the USMS Agreement terminates by delivering to Lessee a written notice stating that it is exercising its right to terminate the leasing of the Aircraft pursuant to this
Section 3.1(c).


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                  (d)      Any notice delivered pursuant to Section 3.1(b) or
(c) shall be irrevocable, and shall be effective to terminate the leasing of the Aircraft pursuant to the terms hereof.

                  (e) Lessee shall use all commercially reasonable efforts to extend the term of the USMS Agreement through the Expiry Date; it being understood that Lessee shall not be obligated to extend the term of the USMS Agreement (i) if the expected revenues under the USMS Agreement during the extended term thereof are not reasonably expected to be sufficient to cover the reasonably expected costs of maintaining and insuring the Aircraft, to pay the Basic Rent (or such lesser amount determined by Lessor in its sole discretion) and Supplemental Rent (without duplication of the cost of maintaining the Aircraft) and to provide a reasonable return to Lessee during such extended term. If Lessee elects to terminate the leasing of the Aircraft under Section 3.1(b), for a period of one year after completion of the Term, Lessee will not bid to directly or indirectly supply aircraft to USMS unless Lessee shall make a good faith effort to lease an aircraft of the type or size acceptable to USMS from Owner Participant on terms substantially similar to the terms of this Agreement and at a fair market value for such aircraft prior to entering into lease negotiations with any other Person.

                  3.2.     BASIC RENT.

                  Lessee hereby agrees to pay to Lessor Basic Rent in advance by paying to Lessor on each Rent Payment Date the Basic Rent Amount; provided that
(i) the Basic Rent due on the Delivery Date shall be an amount equal to the product of the Basic Rent Amount and a fraction, the numerator of which is the number of days from and including the Delivery Date to but excluding the next Rent Payment Date and the denominator of which is 30 and (ii) the Basic Rent due on the Termination Date shall be an amount equal to the product of the Basic Rent Amount and a fraction, the numerator of which is the number of days from and including the last Rent Payment Date before the Termination Date to but excluding the Termination Date and the denominator of which is 30.

                  3.3.     SUPPLEMENTAL RENT.

                  Lessee also agrees to pay to Lessor, or to whomsoever shall be entitled thereto, any and all Supplemental Rent when and as the same shall become due and owing. Lessee shall also pay to Lessor, or to whomsoever shall be entitled thereto, as Supplemental Rent, to the extent permitted by applicable law, interest at the Overdue Interest Rate on any part of any installment of Basic Rent not paid when due for any period from the date on which the same was due to but excluding the date of payment in full and on any payment of Supplemental Rent not paid when due to Lessor, or to whosoever shall be entitled thereto, as the case may be, for the period from and including the date on which the same was due to but excluding the date of payment. The expiration or other termination of Lessee's obligation to pay Basic Rent hereunder shall not limit or modify the obligations of Lessee with respect to Supplemental Rent.

                  3.4.     PAYMENTS.

                  Payments of Rent, Overhaul Payments and any and all other amounts payable to Lessor hereunder shall be paid by wire transfer prior to 1:00 p.m., New York time, on the due date therefor, in immediately available funds of the United States of America, to Bank of


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America, NT&SA, ABA No. 121000358, Account No.: 12331-34432, Account of:
Airlease Ltd. Regarding: CSI Lease Payment, or as otherwise directed by Lessor in writing. Except as otherwise expressly provided herein, whenever any payment of Rent or other payment to be made hereunder shall be due on a day which is not a Business Day, such payment shall be made on the next preceding day which is a Business Day.

                  3.5.     OVERHAUL PAYMENTS.

                  On or before each Overhaul Payment Date, Lessee shall pay to Lessor as Supplemental Rent the following amounts (such amounts, the "Overhaul Payments"):

                           (i) the Airframe Payment Amount for each Flight Hour the Airframe is operated during the last calendar month before that Overhaul Payment Date ("Airframe Payments");

                           (ii) the APU Payment Amount for each Flight Hour the Airframe is operated during the last calendar month before that Overhaul Payment Date ("APU Payments");

                           (iii) the Engine Payment Amount for each Flight Hour for each Engine during the last calendar month before that Overhaul Payment Date (each, an "Engine Payment"); and

                           (iv) the Gear Payment Amount in respect of the ship set of landing gear for each Flight Hour during the last calendar month before that Overhaul Payment Date ("Gear Payments");

provided that the Overhaul Payments due on the Termination Date shall also include Overhaul Payments for operations carried by Lessee during the period commencing at the end of the calendar month preceding the Termination Date through to the Termination Date.

         Upon receipt of the Overhaul Payments, Lessor shall transfer the same by wire transfer of immediately available funds of the United States of America not later than 1:00 p.m., New York time on the due date thereof to the account of Airlease at Bank of America, NT&SA, ABA No. 121000358, Account No.:
12331-34432, Account of: Airlease Ltd., Reference: CSI Aviation or as otherwise directed by Airlease in writing.

                  At the time Lessee pays the monthly Overhaul Payments to Lessor, Lessee shall concurrently deliver to Lessor and Lessor an operating report in the form attached as Exhibit D hereto.

                  3.6.     SECURITY.

                  (a)      INITIAL DELIVERY.

                  On or before the Delivery Date, Lessee shall provide to Lessor an irrevocable letter of credit satisfying the requirements of clause (c) of this Section, (such letter of credit


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together with all other and further payments made to Lessor under this Section, the "Security"). No interest will accrue or be paid to Lessee in respect of the Security.

                  (b) APPLICATION. If Lessee fails to comply with any of its obligations under any of the Lessee Documents or is otherwise in default thereunder and, in either case, any applicable grace periods referred to in
Section 14 have expired, Lessor may apply all or any portion of the Security in or towards satisfaction of any sums due to Lessor by Lessee or to compensate Lessor for any sums that it may in its discretion advance or expend as a result of any such failure or default by Lessee. If Lessor applies all or any portion of the Security, it shall not be deemed a cure or waiver of any such failure or default, and Lessee shall immediately, upon written demand therefor, pay to Lessor as Supplemental Rent an amount equal to the amount so applied.

                  (c)      LETTER OF CREDIT.

                  The letter of credit provided as Security shall (i) be in a stated amount equal to $250,000.00 aggregate for security under this Agreement and under the Other Lease, (ii) permit multiple drawings thereunder in an aggregate amount not to exceed such stated amount for application as provided in this Section, (iii) have a term of not less than twelve months and (iv) otherwise be substantially in the form of Exhibit E. Any such letter of credit shall be issued by, or if confirmed, confirmed by, a financial institution whose long-term unsecured debt is rated "A" or better by Moody's Investors Service or Standard & Poors and must be presentable for drawing in New York. Not later than fourteen days before the expiration date of any letter of credit held as Security, Lessee shall either (i) pay to Lessor Supplemental Rent equal to $250,000.00 or (ii) provide to Lessor a replacement letter of credit satisfying the requirements of this clause (c) or an amendment to such letter of credit in form and substance acceptable to Lessor extending the term thereof for not less than twelve months. If either Moody's Investor's Service or Standard & Poor's withdraw or suspend the ratings on the long-term unsecured debt of the financial institution issuing the letter of credit or downgrade such debt to any rating category below "A", not later than fourteen days after any such suspension, withdrawal or downgrading, Lessee shall either pay to Lessor $250,000.00 or provide to Lessor a replacement letter of credit satisfying the terms of this clause (c), and upon receipt thereof, Lessor shall return the original letter of credit to Lessee.

                  3.7.     SET-OFF.

                  At any time after the occurrence of a Lease Event of Default and as long as the same is continuing, Lessor may set off any matured obligation owed by Lessee under this Agreement or the other Lessee Documents against any obligation (whether or not matured) owed by Lessor to Lessee, regardless of the place of payment or currency. If the obligations are in different currencies, Lessor may convert either obligation at the market rate of exchange available in New York or at its option London for the purpose of the set-off. If an obligation is unascertained or unliquidated, Lessor may in good faith estimate that obligation and set off in respect of the estimated amount, in which case when the obligation is ascertained or liquidated Lessor or Lessee may make a payment to the other (as appropriate) in respect of any amount by which the ascertained or liquidated amount differs from the estimated amount. Lessor will not be obliged to pay any amounts to Lessee under this Agreement so long as any sums which are then due from Lessee to Lessor under this Agreement or other Lessee's Documents remain unpaid or any Lease Event of Default or Lease Default is continuing, and any such amounts which would otherwise be due will fall due only if and when Lessee has paid all such sums and cured to Lessor's satisfaction all such Lease Events of Default or Lease Defaults, except to the extent that Lessor otherwise agrees or sets off such amounts against such payment pursuant to the foregoing provisions.

                  Section 4.        LESSOR'S WARRANTIES AND COVENANTS;
DISCLAIMER; LESSEE REPRESENTATIONS AND WARRANTIES.

                  4.1.     WARRANTIES OF LESSOR.  Lessor warrants that:

                  (a) Trust Company is a national banking association duly organized and validly existing under the laws of the United States of America, and this Lease has been executed by an officer of Trust Company who is duly authorized to do so in accordance with the terms of the Trust Agreement.

                  (b) The Trust Agreement is in full force and effect and Lessor is duly and properly authorized to execute and deliver this Lease under the Trust Agreement.

                  (c) Lessor has received and has complied with every necessary consent, approval, order, or authorization of, or registration with, and has given any prior notice to, any federal, state or foreign governmental authority having jurisdiction to the extent required for the Lessor to execute and deliver this Lease and the Lease Supplement to be executed and delivered on the Delivery Date and to lease the Aircraft hereunder and thereunder.

                  (d) This Lease has been, and upon execution and delivery of the Lease Supplement to be executed and delivered on the Delivery Date such Lease Supplement will be, duly executed and delivered by Lessor and constitutes or will constitute the legal, valid, and binding obligations of Lessor, enforceable in accordance with their respective terms.

                  (e) There are no suits or proceedings pending or, to the knowledge of Lessor, threatened in any court or before any regulatory commission, board or other administrative governmental agency against or affecting Lessor, which, if adversely determined, will have a materially adverse effect on the ability of Lessor to lease the Aircraft.

                  4.2.     LESSOR COVENANTS.

                  (a) QUIET ENJOYMENT. So long as Lessee shall not be in default under the terms and provisions of this Lease, Lessor will not disturb, and will not permit anyone claiming by, through or under Lessor to disturb, the Lessee's quiet, peaceful use and enjoyment of the Aircraft.

                  (b) LESSOR OBLIGATIONS FOLLOWING TERMINATION DATE. Within five Business Days after (i) redelivery of the Aircraft to Lessor in accordance with and in the condition required by this Lease, or (ii) payment to Lessor of the Stipulated Loss Value following an Event of Loss, or in each case such later time as Lessor is satisfied that Lessee has irrevocably paid all amounts which may then be outstanding or become payable under this Lease and the other Lessee

Documents, Lessor will return the Security paid or delivered to Lessor less amounts applied pursuant to Section 3.6(b).

                  (c)      LESSOR OVERHAUL CONTRIBUTIONS.  Lessor shall pay to
Lessee:

                           (i)      in respect of a Q-Check performed in
accordance with the Maintenance Program during the Term, the lesser of (x) the actual cost of performing such Q-Check and (y) the amount, if any, by which the total Airframe Payments received by Lessor prior to the performance of such Q-Check exceed the total amount, if any, previously paid to Lessee under this clause (i);

                           (ii)     in respect of a full performance restoring
shop visit of an Engine and, the scheduled replacement of life-limited Parts for an Engine, in each case performed in accordance with the Maintenance Program during the Term, the lesser of (x) the actual cost of performing such shop visit and life-limited Part replacement and (y) the amount, if any, by which the total Engine Payments in respect of that Engine received by Lessor prior to the performance of such shop visit and/or replacement exceeds the total amount, if any, previously paid to Lessee in respect of that Engine pursuant to this clause
(ii) provided that any such payment in respect of life-limited Parts shall be reduced pro-rata to reflect the value of the remaining life of the replaced Parts;

                           (iii)    in respect of a full performance restoring
shop visit for the APU performed in accordance with the Maintenance Program during the Term, the lesser of (x) the actual cost of performing such shop visit and (y) the amount, if any, by which the total APU Payments received by Lessor prior to such shop visit exceed the total amount, if any, previously paid to Lessee pursuant to this clause (iii); and

                           (iv)     in respect of the scheduled overhaul of the
landing gear performed in accordance with the Maintenance Program during the Term, the lesser of (x) the actual cost of performing such scheduled overhaul and (y) the amount, if any, by which the total Gear Payments received by Lessor prior to such scheduled overhaul exceed the total amount, if any, previously paid to Lessee pursuant to this clause (iv).

                  Lessor's obligation to make any payments under this Clause 4.2(c) shall be conditioned upon receipt by Lessor within two months after the Termination Date of invoices and proper documentation, satisfactory in form and substance to Lessor, in support of the invoices and verifying that the work was completed in accordance with the Maintenance Program. No payment shall be made under this Clause 4.2(c) in respect of (i) work, repairs or replacements caused by ingestion, faulty maintenance or installation, improper operations, misuse, neglect or accidental cause, (ii) any cost which is recoverable under insurance (deductibles being for the account of Lessee), manufacturer's or servicer's warranties, guarantees, concessions or credits or from any third parties after due diligence in affecting recovery or (iii) removal, installation, maintenance and repair of QEC (Quick Engine Change).

                  Lessor has appointed Owner Participant as agent for the purpose of administering the Lessor's overhaul contributions. Owner Participant shall maintain records reflecting receipt of Airframe Payments, the Engine Payments for each Engine, the APU Payments and the Gear

Payments and amounts paid under this clause (c). Owner Participant's records shall be deemed correct absent manifest error.

                  4.3. DISCLAIMER. (a) GENERAL. THE AIRCRAFT, WHEN DELIVERED AND LEASED BY LESSOR TO LESSEE HEREUNDER, WILL BE LEASED "AS IS" AND "WHERE IS." NEITHER LESSOR NOR OWNER PARTICIPANT HAS MADE AND SHALL NOT BE DEEMED TO HAVE MADE, BY VIRTUE OF HAVING LEASED THE AIRCRAFT UNDER THIS LEASE OR HAVING DONE OR FAILED TO DO ANY ACT OR ACQUIRED OR FAILED TO ACQUIRE ANY STATUS UNDER OR IN RELATION TO THIS LEASE, AND LESSOR AND OWNER PARTICIPANT HEREBY SPECIFICALLY DISCLAIM, ANY GUARANTY, REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE TITLE (EXCEPT AS HEREINBELOW PROVIDED), AIRWORTHINESS, VALUE, CONDITION, DESIGN, OPERATION, MERCHANTABILITY, OR FITNESS FOR USE FOR A PARTICULAR OR ANY PURPOSE OF THE AIRCRAFT, OR AS TO THE QUALITY OF THE MATERIAL OR WORKMANSHIP OF THE AIRCRAFT, THE ABSENCE THEREFROM OF LATENT OR OTHER DEFECTS WHETHER OR NOT DISCOVERABLE, THE ABSENCE OF ANY INFRINGEMENT OF ANY PATENT, TRADEMARK OR COPYRIGHT OR AS TO ANY OTHER GUARANTY, REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE AIRCRAFT, INCLUDING WITHOUT LIMITATION ANY LIABILITY IN TORT, OBLIGATION OR LIABILITY ARISING FROM NEGLIGENCE, STRICT LIABILITY, ANY IMPLIED WARRANTY ARISING FROM COURSE OF PERFORMANCE OR DEALING OR USAGE OR TRADE, OR LOSS OR INTERRUPTION OF USE, PROFIT, OR BUSINESS, OR OTHER CONSEQUENTIAL DAMAGES; AND LESSEE HEREBY WAIVES, RELEASES, RENOUNCES AND DISCLAIMS EXPECTATION OF OR RELIANCE UPON ANY SUCH GUARANTY, REPRESENTATION OR WARRANTIES. NONE OF LESSOR, OWNER PARTICIPANT AND ANY OTHER INDEMNITEE SHALL HAVE ANY RESPONSIBILITY OR LIABILITY TO LESSEE OR ANY OTHER PERSON, REGARDLESS OF ANY NEGLIGENCE (OTHER THAN ITS OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT WHICH IS NOT ATTRIBUTABLE TO ITS INTEREST IN THE AIRCRAFT) OF LESSOR, OWNER PARTICIPANT OR ANY OTHER INDEMNITEE, AND LESSEE HEREBY WAIVES, RELEASES, RENOUNCES AND DISCLAIMS ANY RIGHTS OR REMEDIES, WITH RESPECT TO (i) ANY LIABILITY, LOSS OR DAMAGE CAUSED OR ALLEGED TO BE CAUSED DIRECTLY OR INDIRECTLY BY THE AIRCRAFT OR BY ANY INADEQUACY THEREOF OR DEFICIENCY OR DEFECT THEREIN OR BY ANY OTHER CIRCUMSTANCE IN CONNECTION THEREWITH, (ii) THE USE, OPERATION OR PERFORMANCE OF THE AIRCRAFT OR ANY RISKS RELATING THERETO, (iii) ANY INTERRUPTION OF SERVICE, LOSS OF BUSINESS OR ANTICIPATED PROFITS OR DIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES OR (iv) THE DELIVERY, OPERATION, SERVICING, MAINTENANCE, REPAIR, IMPROVEMENT OR REPLACEMENT OF THE AIRCRAFT. WITHOUT LIMITING THE FOREGOING, THE WARRANTIES AND REPRESENTATIONS EXPRESSLY SET FORTH BELOW IN THIS SECTION 4.3 ARE EXCLUSIVE AND IN LIEU OF ALL OTHER REPRESENTATIONS OR WARRANTIES WHATSOEVER WITH RESPECT TO THE AIRCRAFT, EXPRESS OR IMPLIED, AND LESSOR SHALL NOT BE DEEMED TO HAVE MADE ANY OTHER IMPLIED WARRANTIES, OR GUARANTEES, INCLUDING BUT NOT LIMITED TO, ANY IMPLIED WARRANTY OF MERCHANTABILITY, ANY IMPLIED WARRANTY ARISING

FROM COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE, OR ANY IMPLIED WARRANTY OF FITNESS FOR A PARTICULAR OR ANY USE, EXCEPT THAT: Lessor represents and warrants that, on the Delivery Date, Lessor shall have the right to lease the Aircraft hereunder.

                  (b) DEFICIENCIES AND DELAYS. Lessee agrees that, from and after the Delivery Date, Lessor shall not be liable for any liability, claim, proceeding, loss, damage, fee, cost or expense of any kind caused directly or indirectly by, or associated with, the Aircraft or any part thereof, any inadequacy of the Aircraft for any purpose or any deficiency or defect therein, the use or performance of the Aircraft, any maintenance, repairs, replacement or modification to the Aircraft, any interruption or loss of service or use of the Aircraft or any loss of business or other consequential damage or any damage whatsoever, howsoever caused.

                  (c) REPAIRS AND REPLACEMENT. If the Aircraft or any part thereof is lost, confiscated, damaged, destroyed or otherwise rendered unfit or unavailable for use on or after the Delivery Date, Lessor shall not be liable to repair the same or to supply any equipment in substitution therefor.

                  4.4. LESSEE'S REPRESENTATIONS AND WARRANTIES. Lessee hereby makes the following representations and warranties:

                  (a) Lessee is a corporation duly organized and validly existing in good standing under the laws of the State of New Mexico and has the corporate power and authority to carry on its business as presently conducted and to perform its obligations under the Lease, the Lease Supplement and the other Lessee Documents to be executed and delivered on or before the Delivery Date and is duly qualified to do business as a foreign corporation in each jurisdiction in which the nature of its business makes such qualification necessary;

                  (b) this Lease, the Lease Supplement and the other Lessee Documents have been duly authorized by all necessary corporate action on the part of Lessee, do not require any approval of the stockholders of Lessee or any trustee or any holder of any indebtedness of Lessee, and neither the execution and delivery hereof or thereof nor the consummation of the transactions contemplated hereby or thereby nor compliance by Lessee with any of the terms and provisions hereof or thereof will contravene its organizational documents or any law or governmental rule or regulation applicable to Lessee or result in any breach of, or constitute any default under, or result in the creation of any Lien upon any property of Lessee under any indenture, mortgage, credit agreement or other agreement or instrument to which Lessee is a party or by which Lessee or its properties or assets may be bound;

                  (c) Lessee has received and has complied with every necessary consent, approval, order, or authorization of, or registration with, and has given any prior notice to, any federal, state or foreign governmental authority having jurisdiction to the extent required for the Lessee to execute and deliver this Lease, the Lease Supplement and the other Lessee Documents to be executed and delivered on or before the Delivery Date and to perform its obligations hereunder and thereunder;

                  (d) this Lease has been, and upon execution and delivery of the Lease Supplement and the other Lessee Documents to be executed and delivered on or before the Delivery Date such Lease Supplement and other Lessee Documents will be, duly executed and delivered by Lessee and constitutes or will constitute the legal, valid, and binding obligations of Lessee, enforceable in accordance with their respective terms;

                  (e) there are no suits or proceedings pending or, to the knowledge of Lessee, threatened in any court or before any regulatory commission, board or other administrative governmental agency against or affecting Lessee, which, could be reasonably expected to have a materially adverse effect on the current business or financial condition of Lessee or an adverse effect on the ability of Lessee to perform its obligations under the Lessee Documents;

                  (f) Lessee has filed or caused to be filed all tax returns which are required to be filed by it, and has paid, caused to be paid or provided for all taxes shown to be due or payable on said returns or on any assessment received by Lessee, to the extent that such taxes have become due and payable unless protected by appropriate legal proceedings;

                  (g) no action, including any filing or recording of any document or taking possession thereof, is or will be necessary or advisable in order to establish and perfect Lessor's title to and interest in the Aircraft in any applicable jurisdiction within the United States of America;

                  (h) the chief executive office of Lessee is located at 3700 Rio Grande NW, Suite 1, Albuquerque, New Mexico 87107, and Lessee will give Lessor 30 days' prior written notice of any change in such office;

                  (i) none of the documents furnished by Lessee to Lessor or Owner Participant in connection with the transactions contemplated by this Lease contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein, as of the date made, not misleading. There is no fact known by Lessee which Lessee has not disclosed to Lessor or Owner Participant in writing which materially adversely affects or, as far as Lessee can now reasonably foresee, can reasonably be expected to materially adversely affect, the ability of Lessee to carry on its business and perform its obligations under the Lessee Documents;

                  (j) Lessee is not in breach of any agreement to which Lessee is now a party which breach can reasonably be expected to have a material adverse effect on the business or financial condition of Lessee or an adverse effect on the ability of Lessee to perform its obligations under this Lease; and

                  (k) no Lease Event of Default or Lease Default has occurred and is continuing.

                  Section 5.        RETURN OF AIRCRAFT.

                  5.1. GENERAL CONDITION UPON RETURN. Unless an Event of Loss with respect to the Airframe shall have occurred, in which case Section 10.1 hereof shall apply, at the end of the Term, Lessee will return the Aircraft to Lessor by delivering the same to Kansas City or such other site as shall be mutually agreed between Lessee and Lessor (the "Redelivery Location"). All costs and expenses associated with the return of the Aircraft and compliance with this Section 5 shall be for the account of Lessee, except as otherwise expressly provided herein. At the time of such return, the
Aircraft:

                  (a) shall be in compliance with the terms of this Lease in such condition as qualifies it, without necessity of any repair, modification or maintenance for (i) immediate issuance of a current and valid certificate of airworthiness by, and registration with, the FAA, and (ii) immediate operation in the United States in full compliance with United States Federal Aviation Regulations Part 121;

                  (b) shall have undergone, immediately prior to redelivery, the current phase of a C-Check as defined in the Maintenance Document in accordance with Maintenance Program and all inspections required under the Maintenance Document shall have been accomplished, and any deficiencies, including, without limitation, routine items, non-routine items and all corrosion, known prior to or revealed during such inspection will be corrected in accordance with manufacturer's limits, guidelines and specifications;

                  (c)      shall be free and clear of all Liens (except Lessor
Liens);

                  (d) shall be in the interior configuration providing seating for 140 passengers and in condition suitable for operation in and compatible with scheduled commercial airline passenger service in the United States, shall be clean by United States commercial airline standards with all Parts, systems and components operable and shall be in as good operating condition as when delivered to Lessee hereunder, ordinary wear and tear excepted, and the seats shall recline and the tray tables and ashtrays shall be installed;

                  (e) shall have installed thereon all Engines and each such Engine has not less than 2,500 Flight Hours, 2,500 Cycles or one year (whichever is less) remaining to the next expected removal for a shop visit, and no Engine or module thereon shall be "on watch", subject to special or reduced inspection internals or exhibit any adverse trends or indicate a rate of acceleration in performance deterioration that is higher than normal based on Lessee's maintenance experience;

                  (f) shall have had accomplished the ongoing corrosion prevention procedures set forth in the Maintenance Program;

                  (g) shall be equipped with a full complement of Parts, accessories and equipment as delivered, and (i) each and every hour/cycle limited component or Part (including Life Limited Parts) shall have at least 2,500 Flight Hours or 2,500 Cycles remaining until the next expected shop visit or scheduled renewal under Maintenance Program, whichever is the more limiting factor, (ii) each and every calendar-limited component or Part shall have one year or one hundred percent of its total approved life remaining, whichever is less; and (iii) "on-condition" and "conditioned monitored" components shall be serviceable.

                  (h) shall at the time of such return have no deferred maintenance items and shall be in compliance (without regard to permitted compliance extensions) with all regulations, mandatory maintenance directives, service bulletins, airworthiness directives and Federal Air

Regulations or other instructions of the FAA or other United States governmental authorities having jurisdiction in each case that have an effective date for compliance prior to the Termination Date or falling due within twelve months (or the equivalent number of Flight Hours or Cycles based on Lessee's utilization for the prior twelve months) thereafter, and, in the event that any such directives, service bulletins, regulations or instructions require terminating action as the only option of compliance, Lessee shall have completed such termination action; and

                  (i) shall have any markings of Lessee or any sublessee painted over in a workmanlike manner and the exterior shall be cleaned to U.S. commercial airline standards.

                  5.2. MANUALS, ETC. At the expiration or termination of this Lease, Lessee shall deliver or cause to be delivered to Lessor all logs, manuals, drawings and data and inspection, modification and overhaul records in respect of the Aircraft, referred to in Schedule 1, Part B, any records required to be maintained hereunder and under applicable rules and regulations of the FAA and any other records maintained by Lessee. Such logs, manuals, drawings, data and records shall be sufficient to permit (i) immediate issuance of a current and valid certificate of airworthiness by, and registration with the FAA and
(ii) immediate operation in the United States in full compliance with FAR Part 121.

                  5.3. FAILURE TO RETURN AIRCRAFT OR ENGINES. If Lessee shall, for any reason whatsoever, fail to return the Aircraft or any Engine at the time specified herein, the obligations of Lessee as provided in this Lease shall continue in effect with respect to the Aircraft or such Engine until such Aircraft and such Engine is redelivered and accepted by Lessor in the condition required by Section 5, except that Basic Rent shall be payable on demand for each day on and after the time specified herein for return in an amount equal to the Basic Rent Amount plus fifty percent divided by thirty. This Section 5.3 shall not be construed as permitting Lessee to fail to meet its obligations to return the Aircraft or such Engine in accordance with the requirements of this Lease or constitute a waiver of a Lease Default or Lease Event of Default.

                  5.4. INSPECTION FLIGHT. Prior to return of the Aircraft to Lessor, Lessee shall make the Aircraft, records and log books available to Lessor at the location where the redelivery C-Check is performed, and Lessor shall be entitled to conduct, at Lessor's expense, a ground inspection of the Aircraft and, at Lessor's expense, a borescope inspection of each of the Engines. In the event that such borescope inspection reveals any damage to any Engine, the Lessee shall, at Lessee's expense, promptly correct or have corrected any such damage. Lessee shall also conduct, at its expense, a test flight of the Aircraft, which flight shall not exceed two hours in length, which at Lessee's sole discretion may be the positioning flight to the Redelivery Location or a storage location. Lessor shall be permitted to have three of its representatives present on such flight. The test flight shall be flown using the standard flight test procedures referred to in Section 2.5 (or such other procedures as the parties shall agree) for checking the operation of aircraft and engines of such types and their systems. If such flight test reveals any discrepancies from the condition required by this Section 5 (other than such discrepancies which were waived by Lessee on the Delivery Date and indicated on the Receipt for Lease Aircraft signed on the Delivery Date), Lessee shall, at its expense, promptly correct or have corrected any such discrepancies which are specified in writing by Lessor.

                  5.5. STORAGE. At the end of the Term, at the written request of Lessor, Lessee will assist Lessor in arranging storage facilities for the Aircraft. Lessor will bear all costs of storage.

                  Section 6.        LIENS.

                  Lessee will not directly or indirectly create, incur, assume or suffer to exist any Lien on or with respect to the Aircraft, the Airframe or any Engine, title thereto or any interest therein or in this Lease or any interest of Lessor in any Rent or other amounts payable by Lessee hereunder except Permitted Liens. Lessee will promptly take (or cause to be taken) such action as may be necessary duly to discharge any such Lien not excepted above if the same shall arise at any time.

                  Section 7. REGISTRATION, OPERATION, POSSESSION, SUB-LEASING AND RECORDS.

                  7.1.     REGISTRATION AND OPERATION.

                  (a) REGISTRATION. Lessee shall insure that at all times during the Term the Aircraft will remain duly registered in the name of Lessor with the FAA; PROVIDED, that the Lessee shall have no obligation under this
Section 7.1(a) to the extent such failure to remain so registered is attributable to the Lessor's failure to be a "citizen of the United States" within the meaning of Section 101(16) of the Act. Lessor agrees that it will not reregister the Aircraft in another jurisdiction during the Term and that it will not sell, assign or transfer any of its rights hereunder in or to any Person if, as a result of such sale, assignment or transfer, the Aircraft would no longer be owned by a "citizen of the United States" within the meaning of Section 101(16) of the Act.

                  (b) NAMEPLATE. Lessor agrees to affix and Lessee agrees to maintain in the cockpit of the Aircraft and on each Engine in a clearly visible location, a nameplate bearing the following legend: "Owned by First Union National Bank, not in its individual capacity but solely as Trustee, Owner and Lessor," or such other legend as may be required by Lessor.

                  (c) COMPLIANCE WITH LAWS. Lessee agrees that it will not use or operate, or permit the use or operation of, the Aircraft, Airframe or any Engine in violation of any law or any rule, regulation or order of the FAA or any federal, state or foreign governmental authority having jurisdiction or in violation of any airworthiness certificate, license or registration relating to the Aircraft, Airframe or any Engine issued by any such authority.

                  (d) OPERATION; INSURANCE REQUIREMENTS. Lessee agrees to operate, use and locate the Aircraft, or permit the aircraft to be operated, used and located, only in charter operations in those areas not precluded by aviation or United Nations Sanctions or prohibited by United States laws and further agrees not to operate, use or locate the Aircraft, Airframe or any Engine, or suffer the Aircraft, Airframe or any Engine to be operated, used or located, (i) in any area excluded from coverage by the insurance required by the terms of Section 11, or (ii) in any recognized or threatened area of hostilities unless fully covered by war-risk insurance satisfying the terms of Section 11, or (iii) in any country with which the United States does not maintain normal diplomatic relations, unless it shall have received the prior written consent of Lessor.

                  7.2. POSSESSION. i) EXCEPT AS PROVIDED IN THE USMS AGREEMENT OR THE MAINTENANCE AGREEMENT, LESSEE WILL NOT, WITHOUT THE PRIOR WRITTEN CONSENT OF LESSOR, SUBLEASE OR OTHERWISE IN ANY MANNER DELIVER, TRANSFER OR RELINQUISH POSSESSION OF THE AIRCRAFT, AIRFRAME OR ANY ENGINE OR INSTALL ANY ENGINE, OR PERMIT ANY ENGINE TO BE INSTALLED, ON ANY AIRFRAME OTHER THAN THE AIRFRAME; provided, however, that, so long as no Lease Default or Lease Event of Default shall have occurred and be continuing, Lessee may, without such prior written consent:

                  (i) TESTING AND SERVICE. Deliver possession of any Aircraft, Airframe or Engine, or Part thereof, to the Manufacturer for testing or other similar purposes, to any organization for service, or for alterations or modifications in or additions to the Aircraft, Airframe or any Engine, provided that all maintenance, repair, overhaul, alteration and modification work shall be performed by FAA - approved organizations using FAA - approved source material;

                  (ii) INSTALLATION OF ENGINES. Install or permit to be installed an Engine on an airframe owned by Lessee free and clear of all Liens, except Permitted Liens and those which apply only to the engines (other than Engines), appliances, parts, instruments, appurtenances, accessories, furnishings and other equipment (other than Parts) installed on such airframe (but not to the airframe as an entirety);

                  (iii) INSTALLATION OF ENGINES ON OTHER AIRFRAMES. Install or permit to be installed an Engine on an airframe leased to, or purchased by, Lessee subject to a lease, conditional sale, trust indenture or other security agreement, but only if (A) such airframe is free and clear of all Liens, except the rights of the parties to the lease, conditional sale, trust indenture or other security agreement covering such airframe and Permitted Liens and (B) Lessor shall have received from the lessor, conditional seller, indenture trustee or secured party of such airframe an agreement (which may be the lease, conditional sale, trust indenture or other security agreement covering such airframe) whereby such lessor, conditional seller, indenture trustee or secured party expressly agrees that neither it nor its successors or assigns will acquire or claim any right, title or interest in any Engine by reason of such Engine being installed on such airframe at any time while such Engine is subject to this Lease or is owned by Lessor;

                  (iv) TRANSFER TO THE UNITED STATES GOVERNMENT. Transfer possession of the Airframe or any Engine to the United States or any instrumentality or agency thereof in accordance with the Civil Reserve Air Fleet Program authorized under 10 U.S.C. Sec. 9511 ET SEQ.; and

PROVIDED FURTHER WITH RESPECT TO THIS SECTION 7.2 (OTHER THAN A TRANSFER PURSUANT TO CLAUSE (IV) ABOVE) THAT:

                  (1) the rights of any transferee who receives possession by reason of a transfer permitted by this Section 7.2 shall be subject and subordinate to all the terms of this Lease and to Lessor's rights, powers and remedies under this Lease, including the rights to repossession pursuant to
Section 15 hereof;

                  (2) Lessee shall remain primarily liable hereunder for the performance of all the terms of this Lease to the same extent as if such transfer had not occurred;

                  (3) no permitted transfer or other relinquishment of possession permitted hereunder shall affect the registration of the Aircraft or shall permit any action not permitted under this Lease; and

                  (4) all necessary action shall be taken which is required to continue the perfection of Lessor's title and interest in and to such Aircraft, Airframe and Engines, and Lessor's rights under this Lease.

Lessor hereby agrees for the benefit of any lessor, conditional seller, indenture trustee or secured party of any engine leased to or purchased by Lessee which may be installed on an Airframe that Lessor will not acquire or claim, as against such lessor, conditional seller, indenture trustee or secured party, any right, title or interest in any engine (other than an Engine) as the result of such engine being installed on the Airframe at any time while such engine is subject to such lease, conditional sale, trust indenture or other security agreement and owned by such lessor or conditional seller or subject to a trust indenture or security interest in favor of such indenture trustee or secured party. Lessee agrees that it will give the Lessor prior written notice of its intent to (A) remove any Engine from the Airframe or (B) install any engine on the Airframe.

                  (b) Except to the extent inconsistent with the rules and regulations applicable to the Civil Reserve Air Fleet Program, Lessee will cause the USMS Agreement and any sublease or other agreement relating to the operation or use of the Aircraft to which Lessor has consented pursuant to Section 7.2(b) to contain a clause substantially to the effect of the following:

                  "Anything in this agreement to the contrary notwithstanding, the sublessee's rights hereunder to the possession, use and enjoyment of the Aircraft shall be subject and subordinate to the Aircraft Lease Agreement dated as of November 21, 2001 (the "Primary Lease") among First Union National Bank, as Trustee (in this Section __ called the "Primary Lessor"), Airlease Ltd. and the sublessor hereunder, in respect of the Aircraft, and the sublessee confirms and agrees that this agreement is in all respects subject and junior to the Primary Lease. Upon notice to the sublessee hereunder by the Primary Lessor that a Lease Event of Default (as defined in the Primary Lease) has occurred and is continuing, the Primary Lessor may terminate this agreement and require prompt delivery by the sublessee of the Aircraft to the Primary Lessor, in accordance with the provisions of Section 5 of the Primary Lease. Unless the sublessee shall have received any such written notice from the Primary Lessor terminating this sublease, the sublessee shall be and remain fully obligated hereunder notwithstanding the continuance of any Lease Event of Default under the Primary Lease."

                  7.3.     RECORDS AND REPORTS.  Lessee shall:

                  (a) RECORDS. Maintain or cause to be maintained in English all records, logs and other materials generally required by the FAA and any other governmental authority having jurisdiction to be maintained in respect of the Aircraft, the Airframe and each Engine; and

                  (b) INFORMATION AND REPORTS. Promptly furnish or cause to be furnished to Lessor such information as may be required to enable Lessor to file any reports, including tax returns, required to be filed by Lessor with any governmental authority because of Lessor's ownership of the Aircraft, Airframe or any Engine or because of receipt of Rent.

                  Section 8. MAINTENANCE; REPLACEMENT AND POOLING OF PARTS; ALTERATIONS, MODIFICATIONS AND ADDITIONS.

                  8.1.     MAINTENANCE.

                  Lessee shall maintain, service, repair, overhaul, alter, modify, add to and test or cause to be maintained, serviced, repaired, overhauled, altered, modified, added to and tested the Aircraft, the Airframe and each Engine, and each other engine installed from time to time on the Airframe, in accordance with a maintenance program for the Aircraft, Airframe and Engines which shall comply with the Maintenance Document (the "Maintenance Program"), so as to keep the Aircraft, the Airframe and each Engine in as good operating condition as when delivered to Lessee hereunder, ordinary wear and tear excepted, in the same manner as used by Lessee with other aircraft owned or operated by Lessee and so as to keep the Aircraft in such operating condition as may be necessary to enable the airworthiness certificate for the Aircraft to be maintained in good standing at all times under the applicable rules and regulations of the FAA and any other applicable law. Lessee will procure compliance with all service, inspection, maintenance, repair and overhaul regulations, directions and instruments which are made mandatory by the FAA or any other governmental authority upon operation of McDonnell Douglas DC-9-Series 82 aircraft and/or Pratt & Whitney JT8D-217 engines. Lessee further agrees that the Aircraft, Airframe and Engines will be maintained in compliance with all laws, rules, regulations and orders of each government or governmental authority having jurisdiction over the maintenance of the Aircraft and in compliance with each applicable airworthiness certificate, license and registration relating to the Aircraft, Airframe or any Engine issued by any such authority. In addition, Lessee will procure that the Aircraft is maintained such that it would qualify for immediate operation in the United States under FAR Part 121.

                  8.2. REPLACEMENT OF PARTS. Lessee, at its sole cost and expense, will promptly replace or cause the replacement of all Parts which may from time to time be incorporated in the Aircraft, Airframe or any Engine and which may from time to time become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use for any reason. In addition, Lessee may remove in the ordinary course of maintenance, service, repair, overhaul or testing any Parts as permitted by Section 8.1, whether or not worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use; provided, however, Lessee, at its own cost and expense, will replace such Parts as promptly as possible. All replacement Parts shall be free and clear of all Liens (except for Permitted Liens) and shall be in good operating condition and have a value and utility at least equal to the Parts replaced assuming such replaced Parts were in the condition and repair required to be maintained by the terms hereof. All Parts at any time removed from the Aircraft, Airframe or any Engine shall remain the property of Lessor no matter where located, until such time as such Parts shall be replaced by Parts which have been incorporated in the Aircraft, Airframe or such Engine and which meet the requirements for replacement Parts specified above. Immediately upon any replacement Part which satisfies the requirements for replacement Parts specified above becoming incorporated in the Aircraft, Airframe or such Engine as above provided, without further act, (i) title to the replaced Part shall thereupon vest in Lessee free and clear of all rights of Lessor and the replaced Part shall no longer be deemed a Part hereunder, (ii) title to such replacement Part shall thereupon vest in Lessor (subject only to Permitted Liens), and (iii) such replacement Part shall become subject to this Lease and be deemed part of an Aircraft, Airframe or such Engine for all purposes hereof to the same extent as the Parts originally incorporated in such Aircraft, Airframe or Engine.


                  8.3. POOLING OF PARTS. Any Part removed from the Aircraft, Airframe or any Engine as provided in Section 8.2 may be subjected by Lessee to a normal pooling arrangement customary in the U.S. commercial airline industry entered into in the ordinary course of business of Lessee, so long as a Part replacing such removed Part shall be incorporated in such Aircraft, Airframe or Engine in accordance with Section 8.2 as promptly as possible after the removal of such removed Part. In addition, any replacement Part when incorporated in such Aircraft, Airframe or such Engine in accordance with Section 8.2 may be owned by any air carrier subject to such a normal pooling arrangement, so long as Lessee, as promptly thereafter as reasonably possible, either (i) causes title to such replacement Part to vest in Lessor in accordance with Section 8.2 by Lessee acquiring title thereto for the benefit of, and transferring such title to, Lessor free and clear of all Liens (except Permitted Liens), or (ii) replaces such replacement Part by incorporating in the Aircraft, Airframe or such Engine a further replacement Part owned by Lessee free and clear of all Liens (except Permitted Liens) and by causing title to such further replacement Part to vest in Lessor in accordance with Section 8.2.

                  8.4. ALTERATIONS, MODIFICATIONS AND ADDITIONS. Lessee shall make or cause to be made, at its own expense, such alterations and modifications in and additions to each Aircraft, Airframe and Engine as may be required from time to time to meet the standards of the FAA or other governmental authority (domestic or foreign) having jurisdiction and to enable the airworthiness certificate for the Aircraft to be maintained in good standing at all times under the applicable rules and regulations of the FAA and any other governmental authority having jurisdiction. In addition, upon written consent of Lessor, Lessee, at it own cost and expense, may, from time to time make such alterations and modifications in and additions to the Aircraft, Airframe or any Engine as Lessee may deem desirable in the proper conduct of its business, including without limitation, removal of Parts which Lessee deems obsolete or no longer suitable or appropriate for use in the Aircraft, Airframe or such Engine; provided, however, that no such alteration, modification or addition shall diminish the value, remaining useful life, or utility of the Aircraft, Airframe or such Engine, or impair the airworthiness thereof, below the value, remaining useful life, utility, and airworthiness thereof immediately prior to such alteration, modification or addition assuming the Aircraft, Airframe or such Engine was then of the value or utility and in the condition required to be maintained by the terms of this Lease. Title to all Parts on the Aircraft, Airframe or Engine as the result of such alteration, modification or addition shall, without further act, vest in Lessor. Notwithstanding the foregoing sentence of this Section 8.4, so long as no Lease Default or Lease Event of Default shall have occurred and be continuing, Lessee may, at any time during the Term, remove any Part if (i) such Part is in addition to, and not in replacement of or substitution for, any Part originally incorporated in any Aircraft, Airframe or Engine at the time of delivery thereof hereunder or any
Part in replacement of or substitution for any such Part, (ii) such Part is not required to be incorporated in such Aircraft, Airframe or Engine pursuant to the terms of this Section 8, and (iii) such Part can be removed from such Aircraft, Airframe or Engine without diminishing or impairing the value or airworthiness required to be maintained by the terms of this Lease which the Aircraft, Airframe or such Engine would have had at such time had such alteration, modification or addition not occurred. Upon the removal by Lessee of any Part as above provided, title thereto shall, without further act, vest in Lessee and such Part shall no longer be deemed part of such Aircraft, Airframe or Engine from which it was removed. Any Part not removed by Lessee as above provided prior to the return of such Aircraft, Airframe or Engine to Lessor hereunder shall remain the property of Lessor.

                  Section 9.        INDEMNIFICATION.

                  9.1.     GENERAL INDEMNITY.

                  (a) Lessee agrees to indemnify, reimburse, and hold harmless each Indemnitee from and against any and all claims, damages, losses, liabilities (including, without limitation, any claim or liability for strict liability in tort or otherwise imposed), obligations, demands, suits, judgments, causes of action, legal proceedings, whether civil, criminal or administrative, penalties, fines, other sanctions, and all costs and expenses of any nature whatsoever, including attorney's fees and expenses (any and all of which are hereafter referred to as "Losses") which in any way at any time may result from, pertain to, or arise out of, the Aircraft, this Lease or any other Lessee Document, the lease of the Aircraft by Lessor to Lessee under the Lease, the breach of any representation, warranty or covenant made by Lessee hereunder or the condition, ownership, manufacture, purchase, delivery, non-delivery, acceptance, rejection, possession, return, disposition, subleasing, use or operation, maintenance, service, repair, overhaul, construction, design (including, without limitation, latent and other defects whether or not discovered or discoverable by the Indemnitee, and, with respect to any Part installed on the Aircraft by Lessee, any claim for patent, trademark or copyright infringement), or acceptance (in each and every case) of the Aircraft or Airframe, any Engine or Part either in the air or on the ground, or any defect in the Aircraft arising from the material or any articles used therein or from the design, testing or use thereof or from any maintenance, service, repair, overhaul or testing of the Aircraft or any Airframe, Engine or Part regardless of when such defect shall be discovered, whether or not such Aircraft or any Airframe, Engine or Part is at the time in the possession of Lessee and whether it is in the United States of America or any other country.

                  The indemnities contained in this Section 9.1 shall continue in full force and effect notwithstanding the expiration or other termination of the Lease and are expressly made for the benefit of and shall be enforceable by each Indemnitee.

                  (b) The indemnity set forth above shall not extend to any Loss with respect to any Indemnitee (A) to the extent that such Loss is caused by acts or events which occur after the end of the Term provided that Lessee has fully complied with all the terms of the Lease and such Loss is unrelated to acts, omissions, events, incidents or circumstances occurring or existing before the end of the Term, (B) which is a Tax, whether or not Lessee is required to indemnify therefor pursuant to Section 9.2, (C) to the extent such Loss is attributable to any Lessor Lien or the gross negligence or wilful misconduct of an Indemnitee (other than any negligence imputed to such Indemnitee as a result of its interest in the Aircraft or the acts or omissions of any person other than such Indemnitee) or from any misrepresentation or breach of or failure to comply with or perform any obligations of such Indemnitee contained in this Lease, (E) resulting from any disposition by an Indemnitee of any of its interest in the Aircraft, the Airframe, any Engine or the Lease other than a disposition resulting from the exercise of remedies under the Lease by Lessor while a Lease Event of Default has occurred and is continuing, or (F) to the extent such a Loss actually occurred prior to the commencement of the Term and is unrelated to acts, omissions, events, incidents or circumstances occurring or existing after commencement of the Term and before Aircraft ceases to be subject to the Lease.

                  (c) The Lessee further agrees that, notwithstanding the exceptions in paragraph (b) above, any indemnity under Section 9.1 shall include any amount necessary to hold the Indemnitee harmless from all Taxes required to be paid by such Indemnitee with respect to the receipt or accrual of such indemnity.

                  (d) If any Indemnitee entitled to indemnity hereunder has knowledge of any liability hereby indemnified against, it shall give prompt written notice thereof to Lessee, but the failure to give such notice shall not affect the obligations of Lessee hereunder (except to the extent that Lessee is materially prejudiced in the exercise of its right to contest and prevail in the contest of such claim as a result of such failure). If Lessee has actual knowledge of any liability hereby indemnified against, it shall give prompt written notice thereof to the party entitled to be indemnified, but the failure to give such notice shall not affect the obligations of Lessee hereunder. Lessee shall be entitled, at its sole cost and expense, acting through counsel reasonably acceptable to the respective Indemnitee, to assume responsibility for and control of such judicial or administrative proceeding. Notwithstanding the foregoing, Lessee shall not be entitled to assume responsibility for and control of any such judicial or administrative proceedings, but shall nonetheless be responsible for the costs thereof, (w) while a Lease Event of Default under the Lease shall have occurred and be continuing, (x) if such proceedings will involve any material danger of the sale, forfeiture or loss of the Aircraft or any part thereof, (y) if in the written opinion of counsel to such Indemnitee an actual or potential material conflict of interest exists where it is advisable for such Indemnitee to be represented by separate counsel or (z) if such Indemnitee has been indicted or otherwise charged in a criminal complaint and such Indemnitee desires to be represented by separate counsel. The Indemnitee may participate at its own expense and with its own counsel in any judicial proceeding controlled by the Lessee pursuant to the preceding provisions.

                  (e) Upon payment of indemnification of any amount pursuant to this Section 9.1, Lessee shall be subrogated to any claims the Indemnitee may have relating thereto. The Indemnitee agrees to cooperate with Lessee to permit Lessee to pursue such claims.

                  (f) In the event that Lessee shall have paid an amount to an Indemnitee pursuant to this Section 9.1, and such Indemnitee subsequently shall be reimbursed in respect of such amount from any other Person, such Indemnitee shall promptly pay to Lessee an amount equal to the amount of such reimbursement net of all expenses incurred in obtaining the same (but in no event shall this amount paid by an Indemnitee be in excess of the payment by Lessee pursuant to this Section 9.1).

                  9.2.     GENERAL TAX INDEMNITY.

                  (a) Lessee agrees that each payment of Rent shall be free of any withholdings whatsoever, and in the event that any withholding is required, Lessee shall pay an additional amount of Rent such that after the deduction of all amounts required to be withheld, the net amount of Rent actually received by each Tax Indemnitee shall equal, on an after tax basis, the amount of Rent that would be due absent such withholding. Lessee further agrees on written demand to pay, and to indemnify and hold each Tax Indemnitee harmless from, all Taxes (and all costs and expenses incurred in connection with the payment or contest of Taxes) which are imposed by any Federal, state or local government or taxing authority in the United States of America or by any foreign government or any taxing authority or governmental subdivision of a foreign country or of a territory or possession of the United States or any international authority upon Lessor, Lessee or the Aircraft with respect to, based upon or measured by (i) the cost or value of the Aircraft or any Part thereof, or interest therein, (ii) the manufacture, purchase, ownership, delivery, leasing, possession, use, operation, sale, subleasing, rental, retirement, abandonment, registration, preparation, installation, modification, repair, maintenance, replacement, transportation, storage, transfer of title, return or other disposition of the Aircraft, the Airframe, any Engine, or any Part thereof or interest therein, (iii) the rentals, receipts or earnings arising from the Lease or (iv) otherwise in connection with this Lease and the transactions contemplated hereby. Notwithstanding the preceding sentence, Lessee shall have no liability to a Tax Indemnitee pursuant to this Section 9.2 with respect to:

                           (A)      Taxes based on or measured by the net income
of such Tax Indemnitee; provided, however, that, notwithstanding the foregoing exclusion, there shall not be excluded any Taxes imposed by any jurisdiction (other than the United States Federal Government unless due to the replacement, repair or pooling of any part of the Aircraft) which are imposed directly as a result of the activities in or payments being made from such jurisdiction of Lessee or any operator, sublessee or other user of the Aircraft, the presence of the Aircraft in such jurisdiction, or the Lessee's incorporation or tax residence or domicile in such jurisdiction, or

                           (B)      any Taxes imposed as a result of a
disposition by such Tax Indemnitee of the Aircraft, any Engine, or any Part, or any interest in any of the foregoing, or any interest in the Rent, unless such disposition shall have occurred at any time while a Lease Default or a Lease Event of Default shall have occurred and be continuing or results from any exercise of any of the remedies as provided in or permitted by this Lease or applicable law or results from a replacement of the Airframe or Engines or any Part pursuant to this Lease.

                  (b) The Lessee further agrees that, notwithstanding the exceptions in paragraph (a) above, any indemnity under Section 9.1 or this
Section 9.2 shall include any amount necessary to hold the Tax Indemnitee harmless from all Taxes required to be paid by such Tax Indemnitee with respect to the receipt or accrual of such indemnity.

                  (c) In case any report or return is required to be made with respect to any obligation of Lessee under this Section 9.2, Lessee either shall make such report or return in such manner as will show the interest of the Lessor in the Aircraft, or shall promptly notify the Lessor of such requirement and shall make such report or return in such manner as shall be directed by the Lessor. All costs and expenses (including legal and accountants' fees) of preparing any such return or report shall be borne by Lessee. Lessee further agrees to promptly provide each Tax

Indemnitee with any information reasonably requested by such Tax Indemnitee in connection with preparation of such Tax Indemnitee's tax returns.

                  (d)      Contest.

                  (1) NOTICE OF CLAIM. If a written claim is made against a Tax Indemnitee for Taxes with respect to which the Lessee is or may be liable for payment or indemnity hereunder (a "Claim"), such Tax Indemnitee shall give the Lessee prompt written notice of such Claim after its receipt and shall furnish the Lessee with any requests for information it receives with respect to such Claim. Without prejudice to any other rights the Lessee may have in connection therewith, the failure of a Tax Indemnitee to provide such notice shall not affect the Lessee's obligations hereunder except to the extent that such failure prevents the Tax Indemnitee or the Lessee from contesting such Claim.

                  (2) MANNER OF CONTEST. If the Lessee within thirty (30) days after notification requests in writing, the Tax Indemnitee shall in good faith, with due diligence and at Lessee's expense, contest in the name of the Tax Indemnitee, or if permitted by law and so requested by the Lessee, permit the Lessee to contest in the name of the Lessee but only if (i) the tax is not
(x) reflected in a return with other taxes of the Tax Indemnitee unrelated to the transactions contemplated by the Operative Documents or (y) an income tax,
(ii) the contest may be brought solely in the Lessee's name, (iii) no tax return of such Tax Indemnitee will be held open as a result of such contest, and (iv) such contest does not involve any material risk of the sale, forfeiture or loss of the Aircraft, the validity, applicability or amount of such Claim by:

                           (a)      resisting payment thereof, if practical;

                           (b)      not paying the same, except under protest;

                           (c)      if payment is to be made, using diligent
efforts to obtain a refund thereof in appropriate administrative or judicial proceedings; or

                           (d)      taking such other actions as are reasonably
requested from time to time by Lessee; provided, however, that no Tax Indemnitee will be required to contest any Claim unless (w) it has received a written acknowledgment from Lessee of Lessee's Liability for such Taxes; (x) it has received a written opinion of its tax counsel (who shall be reasonably acceptable to Lessee) that a realistic possibility of success (as set forth in ABA Formal Opinion 85-352) exists for contesting such Claim (or in the case of an appeal of an adverse judicial decision, that it is more likely than not that such decision will be reversed or substantially modified); (y) the Claim would require the Lessee to make an indemnity payment to such Tax Indemnitee in excess of $25,000; and (z) such contest does not involve any material risk of the sale, forfeiture or loss of the Aircraft. In no event will a Tax Indemnitee appeal or defend any appeal of any adverse judicial decision with respect to a Claim to the United States Supreme Court.

                           (e)      TAX BENEFIT.  If Lessor determines in its
sole discretion that it has actually realized a tax benefit or refund as a result of any Taxes paid by Lessee or against which Lessor has been indemnified by Lessee under this Section 9.2, Lessor shall (to the extent in its sole discretion that it can do so without prejudicing the retention of the amount of such benefit or refund and without prejudice to the right to any other relief or allowance which may be available to it) pay to Lessee, promptly after actual realization of such tax benefit or refund or receipt of such other compensation, an amount that is equal to the amount of such benefit or refund or other compensation; provided, however, that no such payment exceed (x) the amount of all prior payments by Lessee to Lessor under this Section 9.2 minus (y) the amount of all prior payments by Lessor pursuant to this clause (e). If Lessor shall have paid Lessee any amounts under this clause (e) and it is subsequently determined that Lessor was not entitled to a tax benefit or refund, such determination shall be treated as the imposition of a Tax for which Lessee is obligated to indemnify Lessor pursuant to the provisions of Section 9.2 without regard to the exclusions set forth in
Section 9.2(a).

                  9.3. PAYMENTS. Any payments made pursuant to this Section 9 shall be made in U.S. dollars directly to the Person entitled thereto or to Lessee, as the case may be, in immediately available funds at such bank or to such account as specified by the payee in written directions to the payor, or, if no such direction shall have been given, by check of the payor payable to the order of the payee and mailed to the payee by certified mail, postage prepaid at its address as set forth in this Agreement. Any amount payable to any Indemnitee or Tax Indemnitee pursuant to Section 9.1 or Section 9.2 is to be paid to such party on the later of (i) the tenth day after receipt of a written demand therefor from such party and (ii) the date on which such Indemnitee or Tax Indemnitee is required to pay such amount to a third party, or, in the case of
Section 9.2, on the date of payment of the indemnified Taxes by the Tax Indemnitee to the appropriate taxing authority, if earlier.

                  9.4. SURVIVAL. All indemnities, obligations, adjustments and payments provided for in this Section 9 shall survive, and remain in full force and effect, notwithstanding the expiration or other termination of this Lease.

                  Section 10.       LOSS, DESTRUCTION, REQUISITION, ETC.

                  10.1. EVENT OF LOSS WITH RESPECT TO AIRFRAME. Upon the occurrence of an Event of Loss with respect to the Aircraft, Lessee shall give Lessor prompt written notice thereof and within five (5) Business Days following the date of the occurrence of such Event of Loss. On or before the Business Day next preceding the earlier of (i) the 61st day following the date of the occurrence of such Event of Loss, or (ii) five days following the receipt of insurance proceeds with respect to such occurrence, Lessee shall pay to Lessor
(A) the Stipulated Loss Value for the Aircraft and (B) any other Rent which is due and payable through and including such date. In the event of payment in full of the Stipulated Loss Value for such Aircraft pursuant to this Section 10.1 and all other Rent and amounts then due and payable hereunder by Lessee, the obligation of Lessee to pay Basic Rent hereunder with respect to such Aircraft for any period commencing after the date of such payment of Stipulated Loss Value shall terminate (but Lessee shall remain liable for all payments of Rent, including Basic Rent for such Aircraft, due or accrued through and including the date of such payment of Stipulated Loss Value), the Term for such Aircraft shall end, and Lessor will transfer the Aircraft to Lessee on an "as-is, where-is" basis, free and clear of Lessor Liens, but otherwise without recourse, representation or warranty, express or implied.

                  10.2.    EVENT OF LOSS WITH RESPECT TO AN ENGINE.

                  (a) EVENT OF LOSS. Upon the occurrence of an Event of Loss with respect to an Engine under circumstances in which there has not occurred an Event of Loss with respect to an Airframe, Lessee shall give Lessor prompt written notice (and in any event within three days after such occurrence) thereof and shall, as promptly as possible and in any event within 60 days after the occurrence of such Event of Loss, convey or cause to be conveyed to Lessor as replacement for the Engine with respect to which such Event of Loss occurred, all legal and beneficial title to a Replacement Engine free and clear of all Liens, other than Permitted Liens, and having a value, remaining useful life and utility at least equal to the Engine with respect to which such Event of Loss occurred, assuming such Engine was of the value and utility and in the condition and repair required by the terms hereof immediately prior to the occurrence of such Event of Loss.

                  (b) CONDITIONS; LESSEE'S OBLIGATIONS. Prior to or at the time of any such conveyance, Lessee will promptly (all writings referred to below to be reasonably satisfactory in form and substance to Lessor):

                  (i) furnish Lessor with a full warranty bill of sale duly conveying to Lessor each Replacement Engine together with such evidence of title as Lessor may reasonably request;

                  (ii) cause a Lease Supplement subjecting each such Replacement Engine to this Lease, duly executed by Lessee, to be delivered to Lessor for execution and, upon such execution, to be filed for recordation;

                  (iii) furnish Lessor with such evidence of compliance with the insurance provisions of Section 11 with respect to each such Replacement Engine as may be reasonably requested;

                  (iv) furnish Lessor with a certificate or certification of a qualified independent aircraft appraiser reasonably satisfactory to Lessor certifying that each such Replacement Engine has a value and utility at least equal to, and is in at least as good operating condition as, the Engine so replaced (assuming each such Engine was in the condition and repair required by the terms hereof immediately prior to the occurrence of such Event of Loss);

                  (v) furnish Lessor with an Officer's Certificate of Lessee certifying that, upon consummation of such replacement, no Lease Event of Default will exist hereunder; and

                  (vi) furnish such other certificates or documents to effect such replacement as Lessor may reasonably request.

                  (c) RECORDATION AND OPINIONS. In the case of any Replacement Engine conveyed under this Section 10.2, promptly upon the recordation of the Lease Supplement covering such Replacement Engine pursuant to the Act, Lessee will cause to be delivered to Lessor an opinion of counsel experienced in federal aviation matters and satisfactory to Lessor as to the due recordation of such Lease Supplement as Lessor may require.

                  (d) CONVEYANCE; REPLACEMENT ENGINE. Upon full compliance by Lessee with the terms of this Section 10.2, Lessor will transfer the Engine with respect to which such Event of Loss occurred to Lessee on an "as-is, where-is" basis, free and clear of Lessor Liens, but otherwise without recourse, representation or warranty, express or implied.

                  (e) NO REDUCTION OF BASIC RENT. No Event of Loss with respect to an Engine under the circumstances contemplated by the terms of this
Section 10.2 shall result in any reduction of Basic Rent.

                  10.3. APPLICATION OF PAYMENTS FROM GOVERNMENTAL AUTHORITIES FOR REQUISITION OF TITLE. Any payments received at any time by Lessor or Lessee from any governmental authority or other Person with respect to any Event of Loss, other than a requisition for use by the Government not constituting an Event of Loss, will be applied as follows:

                  (a) REPLACEMENT OF ENGINE. If such payments are received with respect to an Engine that has been or is being replaced by Lessee pursuant to Section 10.2, so much of such payments remaining after reimbursement of Lessor for reasonable out-of-pocket costs and expenses shall be paid over to, or retained by, Lessee, provided Lessee shall have fully performed or, concurrently therewith, is fully performing the terms of Section 10.2 with respect to the Event of Loss for which such payments are made.

                  (b) NONREPLACEMENT. If such payments are received with respect to an Airframe and any Engines installed thereon so much of such payments remaining after reimbursement of Lessor for reasonable costs and expenses shall be applied in reduction of Lessee's obligation to pay the Stipulated Loss Value and other amounts required to be paid by Lessee hereunder, if not already paid by Lessee, or, if already paid by Lessee, shall be applied to reimburse Lessee for its payment of such Stipulated Loss Value and other amounts. The balance, if any, of such payment remaining thereafter shall be paid to Lessee.

                  10.4. APPLICATION OF PAYMENTS DURING EXISTENCE OF DEFAULT. Any amount referred to in this Section 10 which is payable or creditable to or retainable by Lessee shall not be paid or credited to or retained by Lessee if, at the time of such payment, credit or retention, a Lease Default or Lease Event of Default shall have occurred and be continuing hereunder but shall be paid to and held by Lessor as security for the obligations of Lessee under this Lease and, if Lessor declares this Lease to be in default pursuant to Section 15 or it shall otherwise become in default in accordance with its terms, applied against Lessee's obligations hereunder as and when due and at such time as there shall not be continuing any such Lease Default or Lease Event of Default, such amount shall be paid to Lessee to the extent not previously applied in accordance with the preceding sentence.

                  Section 11.       INSURANCE.

                  11.1. PUBLIC LIABILITY AND PROPERTY DAMAGE INSURANCE. Lessee shall at all times maintain or cause to be maintained, at its expense, public liability insurance as follows:

                  (a) TYPE, FORM AND AMOUNT. Such insurance shall be of a type and form reasonably satisfactory to Lessor, maintained in effect with insurers of recognized responsibility satisfactory to Lessor and carried in an amount not less than U.S. $100,000,000, combined single limit per occurrence.

                  (b) COVERAGE. Such insurance shall include, but not be limited to, public liability insurance, passenger liability insurance and property damage liability insurance, and War and Allied Risks are also to be covered under such insurance to the fullest extent available from the leading international insurance markets or under government insurance or indemnity programs. Lessee shall not be permitted to self-insure with respect to this coverage.

                  (c) ADDITIONAL PROVISIONS. Any policies of insurance carried in accordance with this Section 11.1 shall (A) name each Indemnitee as an additional insured, (B) provide that in respect of the interest of each Indemnitee in such policies the insurance shall not be invalidated by any action or inaction of Lessee and shall insure each Indemnitee, regardless of any breach or violation of any warranty, declaration or condition contained in such policies by Lessee or any other Person, (C) provide that if such insurance is to be cancelled for any reason whatever, or any material change is to be made in the coverage which materially adversely affects the interest of any Indemnitee or if such insurance may be allowed to lapse for nonpayment of premium, such cancellation, change or lapse shall not be effective as to any such Indemnitee for thirty (30) days (seven (7) days or such shorter period as may be generally available in case of any war risk and allied perils coverage) after written notice is received by Lessor from such insurers of such cancellation, change or lapse, (D) be effective with respect to both domestic and international operation, (E) provide that the insurers shall waive any right to any setoff, recoupment or counterclaim or any other deduction, by attachment or otherwise,
(F) provide that all of the insurance under such policy shall operate in the same manner as if there were a separate policy covering each insured, (G) provide that no Indemnitee shall be liable for any insurance premium, (H) be primary and without right of contribution from other insurance which may provide coverage to any Indemnitee and (I) expressly provide that the insurers shall waive any rights of subrogation against any Indemnitee.

                  11.2. INSURANCE AGAINST LOSS OF OR DAMAGE TO AIRCRAFT AND ENGINES. Lessee shall at all times maintain or cause to be maintained at its own expense insurance against loss of or damage to the Aircraft, Airframe and Engines as follows:

                  (a) TYPE, FORM AND AMOUNT. "All-risk" insurance on the Aircraft and "all-risk" coverage on each Engine and on Parts while removed from the Aircraft or Engines, "foreign object damage" engine insurance on each Engine, and "war-risk" insurance, maintained in effect with insurers of recognized responsibility satisfactory to Lessor, which is of the type and form maintained by major air carriers operating on the routes on which the Aircraft is operated by Lessee and, in any case, carried by Lessee on similar equipment owned or leased by Lessee. Such insurance shall at all times be maintained on an "agreed value basis" for an amount not less than the Stipulated Loss Value.

                  (b) CERTAIN REQUIREMENTS. The insurance policies required by this Section 11.2 shall (A) provide that Lessor, Owner Participant and the Lenders are additional insureds thereunder and that such Persons are named as loss payees thereunder as their interests may appear, provided that the Lenders shall be the sole loss payees from such time that Lessor notifies the insurers that the Security Documents are in effect until such time as the Lenders notify the insurers that the Lien of the Security Documents has been discharged; (B) provide that all payments shall be payable directly to Lessor (or Lenders during any period during which they are the sole loss payee); provided that unless Lessor or a Lender shall provide notice to such insurers that a Lease Default or Lease Event of Default has occurred and is continuing, any payment not in excess of $100,000 may be paid directly to Lessee; (C) provide that if such insurance is to be cancelled for any reason whatever, or any material change is to be made in the coverage which adversely affects the interest of Lessor, Owner Participant or any Lender or, if such insurance may be allowed to lapse for non-payment of premium, such cancellation, change or lapse shall not be effective as to such Person for thirty (30) days (seven (7) days or such shorter period as may be generally available in case of any war risk and allied perils coverage) after written notice is received by such Person from such insurers of such cancellation, change or lapse; (D) provide that in respect of the interest of Lessor, the Owner Participant and the Lenders in such policies the insurance shall not be invalidated by any action or inaction of Lessee or any other Person and shall insure Lessor, the Owner Participant and the Lenders regardless of any breach or violation by Lessee or any other Person of any warranty, declaration or condition contained in such policies; (E) provide that the insurers shall waive any rights of subrogation against Lessor, the Owner Participant and the Lenders; (F) provide that the insurers shall waive any right to any set-off, recoupment or counterclaim or any other deduction, by attachment or otherwise;
(G) provide that all the provisions thereof, except the agreed values and limits of the liability of the insurer under such policy, shall operate in the same manner as if there were a separate policy covering each insured; (H) provide that none of Lessor, Owner Participant and any Lender shall be liable for any insurance premium; (I) be effective with respect to both domestic and international operation; and (J) be primary and without right of contribution from other insurance which may provide coverage to Lessor, Owner Participant and any Lender.

                  (c)      DEDUCTIBLES. The insurance required by this Section
11.2 may provide in respect of damage not constituting an Event of Loss for deductibles which are reasonably acceptable to Lessor, but in any event not in excess of US$100,000 per occurrence.

                  11.3. APPLICATION OF INSURANCE PROCEEDS. As between Lessor and Lessee, any insurance proceeds received under policies pertaining to the Aircraft required to be caused to be maintained by Lessee pursuant to Section
11.2 as a result of the occurrence of an Event of Loss with respect to any Aircraft, Airframe or Engine will be applied in accordance with Section 10.3(a) or 10.3(b), as the case may be. All insurance proceeds in respect of any property damage loss not constituting an Event of Loss with respect to any Airframe or Engine will be applied in payment for repairs or for replacement property in accordance with the terms of Section 8, if not already paid for by Lessee, and any balance remaining after compliance with such Section with respect to such loss shall be paid to Lessor. The provisions of Section 10.4 shall apply to amounts referred to in this Section 11.3. If Lessor shall have received insurance proceeds in excess of $100,000 pursuant to Section 11.2(b)(B) hereof and Lessee shall have performed repairs in accordance with Section 8, upon five (5) Business Days of Lessor's receipt of written notice thereof, Lessor shall make such insurance proceeds available to Lessee.

                  11.4. CERTIFICATES; REPORTS, ETC. With respect to any insurance policy required hereunder, Lessee shall cause to be furnished to Lessor on or prior to the Delivery Date and on or prior to expiration of such policy, certificates of the insurer or insurers (or their authorized representatives) providing insurance pursuant to the requirements of this
Section 11 confirming
the existence and effectiveness of the insurance provided hereunder. On or before the Delivery Date of the Aircraft, Lessee shall cause to be furnished to Lessor a report signed by a firm of independent aircraft insurance brokers, appointed by Lessee and reasonably satisfactory to Lessor stating the opinion of such firm that the insurance then carried and maintained on the Aircraft complies with the terms hereof. Lessee agrees that it will cause such firm to advise Lessor in writing promptly of any default in the payment of any premium or any other act or omission on the part of Lessee of which they have knowledge and which might invalidate or render unenforceable, in whole or in part, the insurance on the Aircraft. Lessee further agrees to cause such firm to advise Lessor in writing as soon as such firm has knowledge that any insurance carried and maintained on the Aircraft pursuant to this Section 11 will not be renewed by the applicable underwriters.

                  11.5. LESSOR'S RIGHT TO MAINTAIN INSURANCE. In the event that Lessee shall fail to cause to be maintained insurance as herein provided, Lessor may at its option (but shall not be obligated to) provide such insurance and in such event, Lessee shall, upon demand, reimburse such Person, as Supplemental Rent, for the cost thereof. No such payment, performance or compliance shall be deemed to cure any Lease Event of Default hereunder or otherwise relieve Lessee of its obligations with respect thereto.

                  11.6. INSURANCE FOR OWN ACCOUNT. Nothing in Section 11 shall limit or prohibit Lessor, Owner Participant or any Lender from obtaining insurance for its own account, and any proceeds payable thereunder shall be payable as provided in the insurance policy relating thereto.

                  11.7. GOVERNMENT INDEMNITY. In the case of a contract with the Government in respect of the Aircraft or Engines, a valid agreement by the Government to indemnify Lessee and each Indemnitee against the same risks which are required hereunder to be insured against in an amount at least equal to the amounts required hereunder from time to time, shall be considered adequate insurance with respect to any Aircraft, Airframe and Engine subject to such contract to the extent of the risks and in the amounts that are the subject of any such agreement to indemnify.

                  Section 12. INSPECTION. At all reasonable times during the Term, on three days' prior written notice, or earlier if events occur adversely affecting Lessor's rights, Lessor and each Owner Participant, or their respective authorized representatives, may inspect the Aircraft and the books and records of Lessee or any operator relative thereto. No such Person shall have any duty to make any such inspection or incur any liability or obligation by reason of not making any such inspection. Any costs or expenses relating to such inspection shall be borne by the Person making such inspection, unless an Event of Default shall have occurred and be continuing, in which case such costs and expenses shall be borne by Lessee.

                  Section 13. ASSIGNMENT. LESSEE WILL NOT, WITHOUT THE PRIOR WRITTEN CONSENT OF LESSOR, ASSIGN ANY OF ITS RIGHTS UNDER THIS LEASE. LESSOR MAY ASSIGN OR CONVEY ANY OF ITS RIGHT, TITLE AND INTEREST IN AND TO THIS LEASE OR THE AIRCRAFT. THE TERMS AND PROVISIONS OF THE LEASE SHALL BE BINDING UPON AND INURE TO THE BENEFIT OF LESSOR AND LESSEE AND THEIR RESPECTIVE PERMITTED SUCCESSORS AND ASSIGNS.

                  Section 14. EVENTS OF DEFAULT. The following events shall constitute Lease Events of Default (whether any such event shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgement, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                  14.1. FAILURE TO PAY RENT. Lessee shall fail to make any payment of Rent within two days after the same shall have become due; or

                  14.2. INSURANCE. Lessee shall fail to cause to be carried and maintained insurance on or with respect to any Aircraft obtained or required to be obtained in accordance with the provisions of Section 11; or

                  14.3. GENERAL DEFAULT. Lessee shall fail to perform or observe any covenant, condition, obligation or agreement to be performed or observed by it hereunder (other than the obligations referred to in 14.1, 14.2 and 14.8) or under any other Lessee Document and such failure shall continue unremedied for a period of 30 days after written notice thereof by Lessor; or

                  14.4. MISREPRESENTATION AND BREACH OF WARRANTY. Any representation or warranty made by Lessee herein or in any other Lessee Document shall prove to have been incorrect in any material respect at the time made, and such incorrectness shall continue to be material and unremedied for a period of 30 days after written notice thereof by Lessor; or

                  14.5. LESSEE BANKRUPTCY, ETC. Lessee shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official or agency in a involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall take any corporate action to authorize any of the foregoing; or an involuntary case or other proceeding shall be commenced against Lessee seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official or agency of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or

                  14.6. OTHER LEASE. A Lease Event of Default, as defined in the Other Lease, shall have occurred; or

                  14.7. MAINTENANCE AGREEMENT. Lessee or any Person acting by or on behalf of Lessee shall deny or disaffirm Lessee's obligations under the Maintenance Agreement, or Lessee shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed thereunder; or

                  14.8. USMS AGREEMENT. The USMS Agreement shall terminate or be terminated as a result of Lessee defaulting in the due performance or observance of any term, covenant or agreement on its part to be performed or observed hereunder or thereunder; or

                  14.9. MAINTENANCE PROVIDER BANKRUPTCY, ETC. The Maintenance Provider shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official or agency in a involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall take any corporate action to authorize any of the foregoing; or an involuntary case or other proceeding shall be commenced against the Maintenance Provider seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official or agency of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days, PROVIDED THAT if Lessee shall have entered into a Maintenance Agreement with a replacement Maintenance Provider, and Lessor shall have received a properly perfected security interest in such agreement within 30 days of the occurrence of any of the events listed in this Section 14.9, such event shall not be considered an Event of Default under this Section 14.9; or

                  14.10. OPINION OF LESSEE'S COUNSEL. Lessor and Owner Participant shall not have received an opinion of special counsel to the Lessee in the form attached hereto as Exhibit F within 10 Business Days after the Delivery Date; or

                  14.11. SECURITY. Lessor shall not have received the Security within 10 Business Days after the Delivery Date.

                  Section 15.       REMEDIES.

                  15.1.    DEFAULT; REMEDIES.

                  Upon the occurrence of a Lease Event of Default and at any time thereafter so long as the same shall be continuing, Lessor may, at its option, declare this Lease to be in default; provided that this Lease shall be deemed to be in default automatically without the necessity of such a written declaration upon the occurrence of a Lease Event of Default described in Section 14.5; and thereafter may exercise one or more of the following remedies as Lessor in its sole discretion shall elect, to the extent permitted by, and subject to compliance with any mandatory requirements of, applicable law then in effect:

                  (a) RETURN; REPOSSESSION. Lessor may cause Lessee, upon written demand by Lessor and at Lessee's expense, to return promptly, and Lessee shall return promptly, all or any part of the Aircraft, Airframe or Engines as Lessor may so demand to Lessor or its order in the manner and condition required by, and otherwise in accordance with all the provisions of, Section 5 as if the Aircraft, Airframe or Engines were being returned at the end of the Term; or Lessor, at its option, may enter upon the premises where the Aircraft, Airframe or Engines, or part thereof, is located and take immediate possession of and remove the same by summary proceedings or otherwise, all without liability accruing to Lessor for or by reason of such entry or taking of possession, whether for the restoration of damage to property caused by such taking or otherwise; or

                  (b) SALE; USE; ETC. Lessor may sell the Aircraft, Airframe or any Engine, or part thereof, at public or private sale, at such times and places, to such Persons as Lessor may determine, or otherwise dispose of, hold, use, operate, lease to others or keep idle the Aircraft, Airframe or any Engine, or part thereof, as Lessor, in its sole discretion, may determine, all free and clear of any rights of Lessee and without any duty to account to Lessee with respect to such action or inaction or for any proceeds with respect thereto; or

                  (c)      LIQUIDATED DAMAGES--FAIR MARKET RENTAL VALUE.

                  Whether or not Lessor shall have exercised, or shall thereafter at any time exercise, any of its rights under Section 15.1(a) or 15.1(b) with respect to the Aircraft, Airframe or Engine, or part thereof, Lessor, by written notice to Lessee specifying a payment date not earlier than ten days from the date of such notice, may cause Lessee to pay to Lessor, and Lessee shall pay to Lessor, on the payment date specified in such notice, as liquidated damages for loss of a bargain and not as a penalty, any accrued but unpaid Rent for the Aircraft due to and including the payment date specified in such notice, plus an amount equal to the excess, if any, of the discounted value of the unpaid Rent for the Aircraft that would otherwise have accrued over the remainder of the Term but for the Event of Default, over the discounted value of the fair market monthly rental for the Aircraft (computed as provided in Section 15.2) for a period commencing six months after the payment date and extending to the end of the Expiry Date, in each case discounted monthly to present value as of the payment date specified in such notice at 4%. The amounts specified in such notice shall continue to earn interest from the payment date until payment is made; or

                  (d) TERMINATION AND OTHER REMEDIES. Lessor may terminate the leasing of the Aircraft, Airframe and Engines, or Part thereof under this Lease, or may exercise any other right or remedy which may be available to it under the Uniform Commercial Code in any applicable jurisdiction or other applicable statute or law whether or not in effect in the jurisdiction in which enforcement is sought or proceed by appropriate court action to enforce the terms hereof or to recover damages for the breach hereof, including without limitation Lessee's agreement to lease the Aircraft for the Term and to pay Rent.

                  In addition to the foregoing remedies, Lessee shall be liable for any and all unpaid Rent due hereunder before, during or after the exercise of any of the foregoing remedies and for all legal fees and other costs and expenses of Lessor, including without limitation interest on overdue Rent at the rate as herein provided, and the fees and expenses of all appraisers required by this Section 15, incurred by reason of the occurrence of any Lease Event of Default or the exercise of Lessor's remedies with respect thereto, including all insurance and storage costs and all costs and expenses incurred in connection with the return of the Aircraft, Airframe or any Engine, or part thereof, in accordance with the terms of Section 5 or in placing the Aircraft, Airframe or any Engine, or part thereof, in the condition and airworthiness required by
Section 5.

                  15.2.    DETERMINATION OF FAIR MARKET RENTAL VALUE.

                  For the purpose of this Section 15, the "fair market rental value" of the Aircraft shall be determined on the assumption that the Aircraft was maintained or returned, as the case may be, in the condition required by this Lease, by a recognized independent appraiser chosen by Lessor.

                  15.3. NO WAIVER, ETC. No remedy referred to in this Section 15 is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to above or otherwise available to Lessor at law or in equity; and the exercise or beginning of exercise by Lessor of any one or more of such remedies shall not preclude the simultaneous or later exercise by Lessor of any or all of such other remedies. No express or implied waiver by Lessor of any Lease Event of Default shall in any way be, or be construed to be, a waiver of any earlier or subsequent Lease Event of Default. To the extent permitted by applicable law, Lessee hereby waives any rights now or hereafter conferred by statute or otherwise which may require Lessor to sell, lease or otherwise use any Aircraft, Airframe or Engine, or Part thereof, in mitigation of Lessor's damages as set forth in this Section 15 or which may otherwise limit or modify any of Lessor's rights or remedies under this Section 15.

                  Section 16.       NOTICES.

                  All notices required under the terms and provisions hereof shall be in writing and shall be given by registered mail, facsimile, telex, teletype or any other customary means of written communication, addressed:

                  If to Lessee, at P.O. Box 25604, Albuquerque, New Mexico 87125, Attention: Suzanne Verardo, or at such other address as Lessee shall from time to time designate in writing;

                  If to Lessor, at One Rodney Square, 920 King Street, 1st Floor, Wilmington, DE 19801, fax: 302-888-7544, Attention: Corporate Trust Administration, with copies to Airlease Ltd., 555 California Street, 4th Floor, San Francisco, CA 94104, Fax: 415-765-1817, Attention: Jad Mansour, or at such other address as Lessor or such other Person shall from time to time designate in writing.

                  If to Airlease, at the address set forth in the foregoing paragraph, or to such other Person as Airlease shall from time to time designate in writing.

                  The effective date of any such notice shall be, if sent by mail, five days after mailing or, if sent by telex, facsimile or teletype, the date when such notice is sent or dispatched, and otherwise the date on which it is received by the addressee.

                  Section 17. NET LEASE; LESSEE'S OBLIGATIONS; NO SET-OFF, COUNTERCLAIM, ETC.

                  This is a net lease. Lessee's obligation to pay all Rent payable hereunder shall be absolute and unconditional and shall not be affected by any circumstance, including without limitation: (a) any setoff, counterclaim, recoupment, defense or other right which Lessee may have against Lessor; (b) airworthiness, condition, design, operation or fitness for use of, or any damage to or loss or destruction of, the Aircraft, Airframe or any Engine, or any interruption or cessation in the use or possession thereof by Lessee for any reason whatsoever; (c) any insolvency, bankruptcy, reorganization or similar proceedings by or against Lessee or any other

Person; (d) any change, waiver, extension, indulgence or other action or omission in respect of any obligation or liability of Lessee or Lessor; (e) any claim that Lessee has or might have against any Person; or (f) any invalidity or unenforceability or disaffirmance of this Lease or any provision hereof.

                  All Rent payable by Lessee shall be paid without notice or demand (except as otherwise expressly provided) and without abatement, suspension, deferment, deduction, diminution or proration by reason of any circumstance or occurrence whatsoever. Lessee hereby waives, to the extent permitted by applicable law, any and all rights which it may now have or which at any time hereafter may be conferred upon it, by statute or otherwise, to terminate, cancel, quit or surrender this Lease or any part hereof, or to any abatement, suppression, deferment, diminution, reduction or proration of Rent except in accordance with the express terms hereof. Each payment of Rent made by Lessee shall be final as to Lessor and Lessee. Lessee will not seek to recover all or any part of any such payment of Rent for any reason whatsoever. Nothing in this Section 17 will be construed to extinguish or otherwise limit Lessee's right to institute legal proceedings against Lessor in the event of Lessor's breach of this Agreement.

                  Section 18.       COVENANTS OF LESSEE.

                  (a) CERTAIN ASSURANCES. Lessee shall do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered all such further acts, conveyances and assurances as Lessor shall reasonably request for accomplishing the purposes of this Lease. Lessee shall also do or cause to be done, at its own expense, any and all acts and things which may be required under the terms of any law, rule, regulation, agreement, treaty, convention, pact or by any practice, custom, or understanding recognized as having wide application or control involving any jurisdiction in which the Aircraft is being operated, or any and all other acts and things which Lessor may reasonably request and which are necessary or advisable to perfect and preserve the rights of Lessor in and to the Aircraft within any such jurisdiction.

                  (b) FILING AND RECORDATION. Lessee will cause this Lease in respect of the Aircraft to be duly and timely filed and recorded, or filed for recordation, to the extent permitted under the Act or required under any applicable law.

                  (c) FINANCIAL AND OTHER INFORMATION. Lessee shall deliver or cause to be delivered to Lessor promptly after the same are available (and in any event within 90 days) after the end of each of its financial years ending after the date hereof, a copy of its audited financial statements for such financial year, which (i) shall be prepared by independent, certified public accountants in accordance with generally accepted accounting principles and practices in the consistently applied, (ii) shall fairly and accurately present the financial position of Lessee as at the date as of which they were prepared and the results of the operations of Lessee for the period to which they relate and (iii) shall disclose all significant liabilities, actual or contingent, of Lessee.

                  Lessee shall promptly provide Lessor with such financial, operational and other information concerning Lessee and its affairs and the Aircraft as Lessor may from time to time reasonably request in the context of Lessee Documents and the transactions contemplated thereby.

                  (d) EXISTENCE. Lessee will preserve and maintain its corporate existence and much of its rights, privileges, licenses and franchises where failure to maintain such rights and privileges or obtain such licensing or qualification would have a material adverse effect upon Lessee.

                  (e) LEASE TERMINATION AGREEMENT. Upon the expiration or earlier termination of this Lease, Lessee and Lessor will duly execute and deliver a Lease Termination Agreement in the form attached hereto as Exhibit "C".

                  (f) EXPENSES. Each party shall be responsible for its own fees and expenses in connection with the execution, delivery and preparation of this Lease including, without limitation, the fees and expenses of its legal counsel.

                  Section 19.       RIGHT TO PERFORM FOR LESSEE.

                  If Lessee fails to make any payment required to be made by it hereunder or fails to perform or comply with any of its agreements contained herein, Lessor may (but shall not be obligated to) make such payment or perform or comply with such agreement, and the amount of such payment and the amount of the expenses of Lessor incurred in connection with such payment or the performance of or compliance with such agreement, as the case may be, together with interest thereon at the Overdue Interest Rate, shall be deemed Supplemental Rent, payable by Lessee upon demand. No such payment, performance or compliance shall be deemed to cure any default of Lessee hereunder or otherwise relieve Lessee of its obligations with respect thereto.

                  Section 20.       MISCELLANEOUS.

                  Any provision of this Lease which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The prevailing party in any action to enforce its rights hereunder shall be entitled to recover from the nonprevailing party reasonable attorneys fees and costs. No term or provision of this Lease may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which the enforcement of the change, waiver, discharge or termination is sought.

                  The Lessee irrevocably agrees, by execution and delivery of this Lease, that any legal action or proceeding brought against the Lessee with respect to this Lease or any Lessee Document may be brought and determined in the Supreme Court of the State of New York, New York County, or in the United States District Court for the Southern District of New York, and the Lessee hereby irrevocably accepts with regard to any such action or proceeding, for itself and in respect of its properties, generally and unconditionally, the nonexclusive jurisdiction of the aforesaid courts. The Lessee further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered airmail, postage prepaid, to the Lessee at its address set forth in
Section 16 hereof. Nothing herein shall affect the right of Lessor to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Lessee in any other jurisdiction in which the Lessee may be subject to suit.

                  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORECE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

THIS LEASE SHALL CONSTITUTE AN AGREEMENT OF LEASE, AND NOTHING HEREIN SHALL BE CONSTRUED AS CONVEYING TO LESSEE ANY RIGHT, TITLE OR INTEREST IN OR TO THE AIRCRAFT, AIRFRAME OR ANY ENGINE EXCEPT AS A LESSEE ONLY. THE SECTION AND PARAGRAPH HEADINGS IN THIS LEASE AND THE TABLE OF CONTENTS ARE FOR CONVENIENCE OF REFERENCE ONLY AND SHALL NOT MODIFY, DEFINE, EXPAND OR LIMIT ANY OF THE TERMS OR PROVISIONS HEREOF AND ALL REFERENCES HEREIN TO NUMBERED SECTIONS, UNLESS OTHERWISE INDICATED, ARE TO SECTIONS OF THIS LEASE. THIS LEASE HAS BEEN, AND EACH LEASE SUPPLEMENT AND AMENDMENT HERETO IS INTENDED TO BE, DELIVERED IN THE STATE OF NEW YORK AND SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE IN SUCH STATE BY RESIDENTS THEREOF AND AS IF PERFORMED ENTIRELY WITHIN SUCH STATE, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE. THIS LEASE AND EACH LEASE SUPPLEMENT AND AMENDMENT HERETO MAY BE EXECUTED IN SEVERAL COUNTERPARTS, EACH OF WHICH SHALL BE DEEMED AN ORIGINAL, AND ALL SUCH COUNTERPARTS SHALL CONSTITUTE ONE AND THE SAME INSTRUMENT.

                  Section 21.       LESSOR DEFAULT ETC.

                  Without prejudice to Lessee's rights under applicable law other than Uniform Commercial Code Article 2-A to bring suit or claim for monetary damages or to enforce the terms of this Agreement, Lessee acknowledges and agrees that any statutory default of Lessor or remedy (excluding any right to bring suit or claim for monetary damages) granted to Lessee by reason of Uniform Commercial Code Article 2-A (including any right to revoke acceptance under Section 2-A-517) is not a part of this Lease.

                  Section 22.       TRUTH IN LEASING.

                  DURING THE TWELVE MONTHS PRECEDING THE EXECUTION OF THIS LEASE, THE AIRCRAFT WAS MAINTAINED, INSPECTED AND OPERATED PURSUANT TO THE REQUIREMENTS OF THE FEDERAL AVIATION REGULATION PART 121 UPON THE REGISTRATION OF THE AIRCRAFT WITH THE FEDERAL AVIATION ADMINISTRATION. THE AIRCRAFT WILL BE MAINTAINED AND INSPECTED UNDER FEDERAL AVIATION REGULATION PART 121 FOR OPERATIONS TO BE CONDUCTED BY THE LESSEE UNDER THIS LEASE EXCEPT AT SUCH TIMES AS THE AIRCRAFT IS SUBLEASED TO A SUBLESSEE HOLDING AN AIR CARRIER OPERATOR CERTIFICATE. NOTWITHSTANDING THE FOREGOING FOR SO LONG AS THE USMS AGREEMENT REMAINS IN EFFECT, THE AIRCRAFT WILL BE MAINTAINED AND INSPECTED BY THE LESSEE UNDER THIS LEASE AND WILL BE UNDER THE OPERATIONAL CONTROL OF THE USMS. AN EXPLANATION OF THE FACTORS BEARING ON OPERATIONAL CONTROL AND PERTINENT FEDERAL AVIATION REGULATIONS CAN BE OBTAINED FROM THE NEAREST FAA FLIGHT STANDARDS DISTRICT OFFICE.



             (This remainder of this page left blank intentionally).

                  IN WITNESS WHEREOF, Lessor and Lessee have each caused this Lease to be duly executed and delivered as of the day and year first above written.



                             FIRST UNION NATIONAL BANK,
                                         not in its individual capacity, but
                                         solely as Trustee, Lessor



                             By:
                                  ----------------------------------------------
                                  Name:
                                  Title:



                             CSI AVIATION SERVICES, INC., Lessee



                             By:
                                  ----------------------------------------------
                                  Name:
                                  Title:



                             AIRLEASE LTD.



                             By:
                                  ----------------------------------------------
                                  Name:
                                  Title:






                                -Signature Page-
                           [Aircraft Lease Agreement]

                                   SCHEDULE 1

                              AIRCRAFT DESCRIPTION

PART A

Aircraft Manufacturer, Model and Series:  McDonnell Douglas DC-9-Series 82

Manufacturer's Serial Number:  48038

FAA Registration Number:  N806US

Engine Manufacturer and Model:  Pratt & Whitney JT8D-217

Engine Serial Numbers:  P708517 and P708136

Auxiliary Power Unit:  Model 85-98DHF
                            s/n 179BCA

Date of Manufacture:   1981

Seating Configuration:  140 passengers

WEIGHTS & CAPACITY                                   POUNDS

Maximum Ramp Weight                                  148,000
Maximum Take Off Weight                              147,000
Maximum Landing Weight                               128,000
Maximum Zero Fuel Weight                             118,000
Operating Empty Weight                               [_____]
Fuel Capacity                                        39, 128

LANDING GEAR

                   NOSE                 RIGHT MAIN           LEFT MAIN

Manufacturer       5910447-5041         5930593-5504         5930593-5503
Serial Number      C92766               C90126               C90339
Wheels             9550267-6 (12 ply)   5006040-1 (26 ply)   5006040-1 (26 ply)


GALLEY EQUIPMENT:

                                     MANUFACTURER               QTY.

Ovens                                TIA                        1 each

Trolleys                                                        2

Coffee Makers                               Nords K09           4


AVIONICS:

DESCRIPTION                         QTY.         MANUFACTURER                       MODEL
Cabin Press                         2            Airesearch                         211718-1

Stall Warning Computor              2            Sunstroud                          965-0449-002

ADC                                 2            Honeywell                          HG-280D80

P.A. Amp.                           1            Collins                            346D-2

NAV. Comparator                     1            Dynamic Controls                   11170-2

DFGC                                2            Honeywell                          4034241-971

NAV. SW. Unit                       1            Butler Natl.                       001122-101

Compass Rack                        2            Sperry                             614937-10

Marker Beacon                       1            Bendix                             2087821-2811

ADF                                 1            Collins                            5147

Central Aural Warning               1            MDC                                H05A0035-4

VOR/ILS NAV.                        2            Collins                            51RV-4

VHF Tranceivers                     3            Collins                            618 M-3

TCAS Processor                      1            Bendix                             066-50000-0108

Transponder                         2            Bendix                             TRA-67A

Controller                          1            Teledyne                           R6357-501A

Prox SW. Electronics Unit           1            ELDEC                              8-336-04

Management Control Unit             1            Hamilton                           773167-1

Flite Data Acq. Unit                1            Hamilton                           EV742951-9

Anti-Skid Control                   1            Hytrol                             42-607-21



                                      -2-



DME                                 2            Collins                            860E5

Windshield                          1            Honeywell                          4059845-911

Instr. SW. Unit                     1            Butler Natl.                       001048-101

Grd. Prox                           1            Collins                            FPC-75


PART B

The following Maintenance Publications, Maintenance Records, Documents and Certificates shall be delivered to Lessee on or to prior to the Delivery Date.

ITEM

         - Flight operations manual
         - Airframe maintenance manual
         - Engine maintenance manual
         - IPC
         - Wiring diagrams
         - Aircraft flight manual
         - various component overhaul manuals
         - Weight and Balance manual
         - MEL
         - FMS operation manual
         - Pilots Handbook

                                   SCHEDULE 2



                  "Airframe Payment Amount" means $150.00 per Flight Hour.

                  "APU Payment Amount" means $7.00 per Flight Hour.

                  "Basic Rent Amount" means $125,000.00 per month for the first year of the Agreement, and $120,000.00 per month in the event the Agreement is extended beyond 30 September 2002.

                  "Engine Payment Amount" means $75.00 per Flight Hour.

                  "Gear Payment Amount" means $10.00 per Flight Hour.

                                                                       EXHIBIT A



                                LEASE SUPPLEMENT


                  THIS LEASE SUPPLEMENT, dated November __, 2001, between FIRST UNION NATIONAL BANK, not in its individual capacity but solely as Trustee ("Lessor"), and CSI AVIATION SERVICES, INC. ("Lessee").

                  Lessor and Lessee have heretofore entered into that certain Aircraft Lease Agreement, dated as of November 21, 2001 (as at any time amended, modified or supplemented, herein called the "Lease" and the terms defined therein being herein used with the same meanings), which Lease provides in
Section 2 for the execution of a Lease Supplement substantially in the form hereof for the purpose of leasing the Aircraft under the Lease after the Delivery Flight in accordance with the terms thereof. The Lease relates, among other matters, to the Airframe and Engines described below, and this Lease Supplement is attached to a counterpart of the Lease for purposes of filing and recordation.

                  NOW, THEREFORE, in consideration of the premises and other good and sufficient consideration, and pursuant to Section 2 of the Lease, Lessor and Lessee hereby agree as follows:

                  1. Lessor hereby delivers and leases to Lessee, and Lessee hereby accepts and leases from Lessor, under the Lease, as herein supplemented, the following described McDonnell Douglas DC-9-Series 82 aircraft (the "Delivered Aircraft") which Delivered Aircraft as of the date hereof consists of the following:

                  Airframe: FAA Registration Number N806US, Manufacturer's Serial No. 48038 and manufactured in 1981; and

                  Engines: Two Pratt & Whitney JT8D-217 engines installed thereon bearing Engine Manufacturer's Serial Numbers 708517 and 708136.

Each of the Engines described above has 750 or more rated takeoff horsepower or the equivalent of such horsepower.

                  2. The Delivery Date of the Delivered Aircraft and Engines is the date of this Lease Supplement set forth in the opening paragraph hereof.

                  3. Lessee hereby confirms to Lessor that Lessee has accepted the Delivered Aircraft and Engines for all purposes hereof and of the Lease, including its being airworthy, in accordance with specifications, in good working order and repair and without defect in condition, design, operation or fitness for use, whether or not discoverable by Lessee as of the date hereof.

                  4. All the provisions of the Lease are hereby incorporated by reference in this Lease Supplement, on and as of the date of this Lease Supplement, to the same extent as if fully set forth herein.

                  5. THIS LEASE SUPPLEMENT IS BEING DELIVERED IN AND SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.

                  6. This Lease Supplement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

                  IN WITNESS WHEREOF, Lessor and Lessee have caused this Lease Supplement to be duly executed and delivered as of the date and year first above written.



                          FIRST UNION NATIONAL BANK,
                                not in its individual capacity, but solely as Trustee, Lessor

                          By: _________________________
                                     Name:
                                     Title:



                          CSI AVIATION SERVICES, INC.
                                     Lessee

                          By: _________________________
                                     Name:
                                     Title:





                                -Signature Page-
                               [Lease Supplement]

                                                                       EXHIBIT B



                           RECEIPT FOR LEASE AIRCRAFT


Date:  November __, 2001
Time: ________________________
Place: _______________________
Received from _____________________________________________, pursuant to the
Lease Agreement, dated as of November 21, 2001 (the "Lease Agreement") among CSI AVIATION SERVICES, INC. ("Lessee"), FIRST UNION NATIONAL BANK, not in its individual capacity but solely as Trustee, and AIRLEASE LTD. the following:

One (1) McDonnell Douglas DC-9-Series 82 Aircraft (140) seats

Federal Aviation Administration Registry No. N806US
Manufacturer's Serial No. 48038

                  Remaining to Next

                  Overhaul ("Q Check")          Hours  MSG 3 mx program schedule

                       Cycles:   4467

Engine Serial  (#1) P708517

                           Total Hours:                                41,603
                           Total Cycles:                               36,172
                           Cycles remaining to next LLP:               3245
                           Hours since Last Shop Visit:                861

                  (#2) P708136

                           Total Hours:                                45,945
                           Total Cycles:                               39,376
                           Cycles remaining to next LLP:               7053
                           Hours since Last Shop Visit:                1188

         Total Aircraft Hours at Delivery:  54,413
         Total Aircraft Cycles at Delivery: 47,659
         Pounds of Fuel on Board:           [_____]

[The list of mutually agreed discrepancies referred to in Section 2.5 of the Lease Agreement is attached hereto.] The undersigned is authorized by Lessee to accept delivery of the above designated aircraft pursuant to the aforesaid Agreement.

                                            CSI AVIATION SERVICES, INC.



                                            By: _________________________
                                                Title:

                                                                       EXHIBIT C



                           LEASE TERMINATION AGREEMENT


                  CSI AVIATION SERVICES, INC. ("Lessee") does hereby terminate the Lease of one (1) McDonnell Douglas DC-9-Series 82 Aircraft, manufacturer's serial number 48038, such termination having been made at ________ at _______ (AM/PM) on the ____ day of __________, 20__, in accordance with the Aircraft Lease Agreement among First Union National Bank, not in its individual capacity but solely as Trustee, Airlease Ltd. and Lessee, dated as of November 21, 2001.

                  Concurrently with the return of the Aircraft in the condition specified in Section 5 of the Lease Agreement, Lessor shall execute and deliver to Lessee a Receipt for Lease Aircraft substantially in the form of Exhibit B to the Lease Agreement. Lessor's execution and delivery of this Agreement and the aforesaid Receipt for Lease Aircraft shall constitute Lessor's agreement that the Aircraft and related records and manuals are in compliance with the Lease Agreement, including without limitation, the provisions of Section 5 thereof, except as specified in such Exhibit B.

                  Nothing herein is intended to affect any indemnification rights or obligations arising under the Lease Agreement.

                                       CSI AVIATION SERVICES, INC.


                                       By: _________________________
                                           Title:
                                           Date:


                                       FIRST UNION NATIONAL BANK,
                                       not in its individual capacity but solely as Trustee


                                       By: _________________________
                                           Title:
                                           Date:


                                       AIRLEASE LTD.


                                       By: _________________________
                                           Title:
                                           Date:

                                                                       EXHIBIT D



                            MONTHLY OPERATING REPORT
                           CSI AVIATION SERVICES, INC.



======================================================================= ========================= ==================
ITEM                                                                                                  Comments
----------------------------------------------------------------------- ------------------------- ------------------
GENERAL
/  Reserve Period Begin and End Date                                    [AIRCRAFT TYPE]
                                                                         -------------
/  Effective Date for Below Information
/  Model                                                                [MSN]
/  Delivery Year
/  Manufacturer's Serial Number
/  Manufacturer's Line Number
----------------------------------------------------------------------- ------------------------- ------------------
AIRFRAME
/  Airframe Total Time
/  Airframe Flight Hours during prior Reserve Period
/  Airframe Flight Cycles during prior Reserve Period
/  Airframe Total Cycles
/  Approx. Date of Next C-Check or equivalent
/  Approx. Date of Next Q-Check or equivalent
----------------------------------------------------------------------- ------------------------- ------------------
LANDING GEAR
/  Overhaul Interval (All Gears)
/  Nose                             Date of Next Overhaul
/  Port Main Gear                   Date of Next Overhaul
/  Starboard Main Gear              Date of Next Overhaul
----------------------------------------------------------------------- ------------------------- ------------------
AUXILIARY POWER UNIT
/  Total Time
/  Hours to next expected shop visit
----------------------------------------------------------------------- ------------------------- ------------------
WEIGHT
/  Max Take-Off Weight
/  Max Landing Weight
/  Max Zero Fuel Weight
/  Empty Weight (OWE)
/  Fuel Capacity (Max Usable)
----------------------------------------------------------------------- ------------------------- ------------------
ENGINES
/  Type [ENGINE TYPE]
/  Serial Numbers [_______]         Pos. 1
                  [_____]           Pos. 2

/  Total Time                                     Pos. 1
                                                  Pos. 2

/  Total Cycles                                    Pos. 1
                                                  Pos. 2

/  Remaining Time (Dkc) in Cycles                  Pos. 1
                                                  Pos. 2

/  Current Location                               Pos. 1

/  Time Since Last Overhaul                                     Pos. 1




/  EGT Margin                               Pos. 1
                                            Pos. 2

/  Flight Hours during prior
   Determination Period                     Pos. 1
                                            Pos. 2

/  Cycles during prior
   Determination Period                     Pos. 1
                                            Pos. 2


----------------------------------------------------------------------- ------------------------- ------------------
INCIDENTS OF DAMAGE OR LOSS
----------------------------------------------------------------------- ------------------------- ------------------
Comment                                                                                                 Date
======================================================================= ========================= ==================

                                                                       EXHIBIT E



                                     FORM OF

                          IRREVOCABLE LETTER OF CREDIT

--------------------------------------------------------------------------------
IRREVOCABLE STANDBY LETTER OF CREDIT NO.       PLACE AND DATE OF ISSUE:
___________
--------------------------------------------------------------------------------
BENEFICIARY:                                   APPLICANT:
[LESSOR]                                       CSI Aviation Services
                                               [address]
--------------------------------------------------------------------------------
EXPIRY DATE/PLACE:                             AVAILABLE AT/BY:
Expires on the second anniversary of the date  Our office only by presentation
of issue ofthis credit.  For presentation at   of document(s) required and your
our office.                                    draft(s) drawn at sight.
--------------------------------------------------------------------------------
AMOUNT OF CREDIT:
Not to exceed, in the aggregate US dollars 250,000 (two hundred fifty thousand US dollars)
--------------------------------------------------------------------------------
RE: ONE MCDONNELL DOUGLAS DC-9-SERIES 82 AIRCRAFT MANUFACTURER'S SERIAL NUMBER
 48038
--------------------------------------------------------------------------------


Gentlemen,

At the request and for the account of the above named applicant we hereby establish our irrevocable letter of credit in your favour which is available as indicated above against presentation of your draft(s) drawn on [INSERT NAME OF BANK] when accompanied by the following documents:

                               DOCUMENTS REQUIRED

A dated statement bearing an original signature purporting to be an authorised signor for [Lessor] (indicating the name and title/capacity of the signor), reading as follows:

         "[We hereby certify that the amount of US$_________ drawn under [INSERT NAME OF BANK] Letter of Credit No. _________, as evidenced by our draft accompanying this statement, is payable to us because an event of default under and as defined in a certain aircraft lease agreement dated as of November 21, 2001 among CSI Aviation Services, Airlease Ltd. and ourselves relating to one McDonnell Douglas DC-9-Series 82 Aircraft manufacturers serial number 48038 has occurred and is continuing.]

         OR

         [We hereby certify that the amount of US$________ drawn under [INSERT NAME OF BANK] Letter of Credit No. _________, as evidenced by our draft accompanying this statement, is payable to us because said Letter of Credit has not been replaced or extended in accordance with the terms of a certain aircraft lease agreement dated as of November 21, 2001 between CSI Aviation Services, Airlease Ltd. and ourselves relating to one McDonnell Douglas DC-9-Series 82 Aircraft manufacturers serial number 48038.]"



                                OTHER CONDITIONS

Partial drawings are permitted.

Any dispute(s) whatsoever that may arise between the above named applicant and yourselves shall be settled as a matter completely separate from and outside of this irrevocable standby Letter of Credit. We shall honour your claim if presented to [INSERT NAME AND ADDRESS OF BANK] (the "Drawing Office") by latest on the second anniversary of the date of issue of this credit which is the expiry date of this instrument.

The original of this Letter of Credit must be returned to us with any drawing(s) hereunder for our endorsement of any payment effected. We undertake to return said original Letter of Credit to you (unless fully utilised or expired) together with our advice of settlement.

This Letter of Credit sets forth in full our undertaking, and such undertaking shall not in any way be modified, amended, amplified or limited by reference to any document, instrument or agreement referred to herein except only the certificate and sight drafts referred to herein and any such reference shall not be deemed to incorporate herein by reference any document, instrument or agreement except such certificates and sight drafts.

Each draft drawn hereunder must be marked: "Drawn under [INSERT NAME OF BANK] Letter of Credit No. (specify L/C No.)".

Unless otherwise expressly stated herein, this Letter of Credit is subject to the uniform customs and practice for documentary credits, 1998 revision, ICC publication No. 500 and the laws of the State of New York.

                                   ENGAGEMENT

We hereby agree with you that drafts drawn under and in compliance with the terms of this credit will be duly honoured upon presentation and delivery of the documents as specified herein within three (3) business days of such presentation and delivery if presented to the Drawing Office on or before the expiry date indicated above.

This credit is transferable to your successors and assigns by (i) giving us written notice stating this credit has been transferred and (ii) delivering the original credit to such successor or assign.

Very truly yours,


-----------------------                           -----------------------
Authorised Signature                              Authorised Signature

                                                                       EXHIBIT F



                                 FORM OF OPINION

                               November [ ], 2001

Airlease Ltd.

First Union National Bank

         Re:      ONE MCDONNELL DOUGLAS DC-9-SERIES 82, MSN 48038
                  -----------------------------------------------

Gentlemen:

                  We have acted as counsel for CSI Aviation Services, Inc., a corporation organized and existing under the laws of New Mexico (the "Lessee"), in connection with the execution and delivery of the following documents (collectively, the "Documents") together with all exhibits and schedules thereto:

                  (a) the Aircraft Lease Agreement, dated as of November 21, 2001 (the "Agreement") among First Union National Bank (the "Lessor"), the Lessee and Airlease Ltd. ("Airlease"); and

                  (b) the Lease Supplement dated November [ ], 2001, between Lessor and Lessee; and

                  (c) the USMS Agreement, dated as of October 2, 2001, between the Lessee and The United States Marshall Service ("USMS"); and

                  (d) the Maintenance Agreement dated November 21, 2001, between Lessee and Spirit Airlines.

                  This Opinion is delivered to you pursuant to Section 2.3 of the Agreement. Terms used herein which are defined in the Agreement shall have the respective meanings set forth in the Agreement, unless otherwise defined herein.

                  In connection with this opinion, we have examined the originals, or certified, conformed or reproduction copies, of all records, agreements, instruments and documents as we have deemed relevant or necessary as the basis for the opinions hereinafter expressed. In stating our opinion, we have assumed the genuineness of all signatures on original or certified copies, the authenticity of documents submitted to us as originals and the conformity to original or certified copies of all copies submitted to us as certified or reproduction copies.

                  We have also assumed, for purposes of the opinions expressed herein, that the parties to the Documents other than the Lessee have the corporate power and authority to enter into and perform each of the Documents and that each of the Documents has been duly authorized, executed and delivered by each such other party.

                  Based upon the foregoing, and subject to the limitations set forth herein, we are of the opinion that:

                  1. The Lessee (i) is a duly organized and validly existing corporation in good standing under the laws of the jurisdiction of its incorporation, (ii) has the power and authority to own its property and assets and to transact the business in which it is engaged and (iii) is duly qualified as a foreign corporation and in good standing in each jurisdiction where the ownership, leasing or operation of property or the conduct of its business requires such qualification.

                  2. The Lessee has the corporate power to execute, deliver and perform the terms and provisions of each of the Documents to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance by it of each of such Documents. The Lessee has duly executed and delivered each of the Documents to which it is a party, and each of such Documents constitutes its legal, valid and binding obligation enforceable in accordance with its terms except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally and by general equitable principles (regardless of whether the issue of enforceability is considered in proceeding in equity or at law).

                           3. Neither the execution, delivery or performance by the Lessee of the Documents to which it is a party, nor compliance by it with the terms and provisions thereof, (i) will contravene any provision of any law, statute, rule or regulation or, to the best of our knowledge after due inquiry, any order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict or be inconsistent with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of the Lessee pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement, loan agreement or any other agreement, contract or instrument or which we are aware to which the Lessee is a party or by which it or any of its property of assets is bound or to which it may be subject or (iii) will violate any provision of the Certificate of Incorporation or By-Laws of Lessee.

                           4. To the best of our knowledge after due inquiry, there are no actions, suits, or proceedings pending or threatened (i) with respect to any Document or (ii) that are reasonably likely to materially and adversely affect the operations, business, property, assets, condition (financial or otherwise) or prospects of the Lessee.

                           5. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except as have been obtained or made prior to the Delivery Date), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with, (i) the execution, delivery and performance of any Document to which the Lessee is a party or (ii) the legality, validity, binding effect or enforceability of any such Document.

                           6. The choice of New York law as the governing law of the Agreement is a valid choice of law.

                           7. The consent by the Lessee in Section 20 of the Agreement to the jurisdiction of courts sitting in the State of New York is a valid consent to the jurisdiction of such courts.

                           8. It is not necessary under the laws of the jurisdiction of incorporation of the Lessee, (i) in order to enable the Lessor and Airlease or either of them to enforce their respective rights under the Documents or (ii) by reason of the execution, delivery or performance of the Documents, that either of them should be licensed, qualified or entitled to carry on business in any such jurisdiction.

                           9. Neither the Lessor nor Airlease is or will be resident, domiciled, carrying on business or subject to taxation in the jurisdiction of incorporation of the Lessee by reason only of the execution, delivery, performance or enforcement of the Documents.

         The opinions concerning the enforceability of the Documents means that the Documents constitute an effective contract under applicable law, that the Documents are not invalid in their entirety because of a specific statutory prohibition or public policy and are not subject in their entirety to a contractual defense and, subject to the last sentence of this paragraph, some remedy is available if the Lessee is in material default under the Documents. This opinion does not mean that any particular remedy is available upon a material default, or every provision of the Documents will be upheld or enforced in any or each circumstance by a court. Furthermore, the validity, binding effect and enforceability of the Documents may be limited or otherwise affected by a bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar statutes, rules, regulations or other laws affecting the enforcement of creditors' rights and remedies generally and the unavailability of, or limitation on the availability of, a particular right or remedy (whether in a proceeding in equity or at law) because of an equitable principle or requirement as to commercial reasonableness, conscionability or good faith.

         We do not purport to be experts on, and do not purport to be generally familiar with or qualified to express legal opinions based on, any law other than the laws of the State of New Mexico and accordingly express no opinion herein based upon any law other than the laws of the State of New Mexico or the federal laws of the United States of America. We note that the Agreement provides that is shall be governed by the laws of the State of New York. We have assumed with your permission for purposes of this opinion letter that the laws of the State of New York are the same as the laws of the State of New Mexico. The opinions expressed herein are solely for your benefit and may not be relied upon in any manner or for any purpose by any other person.

                                            Very truly yours,



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                                TABLE OF CONTENTS


                                                                         PAGE



ERROR! NO TABLE OF CONTENTS ENTRIES FOUND.


SCHEDULE 1                 AIRCRAFT DESCRIPTION
SCHEDULE 2

EXHIBIT A                  Lease Supplement
EXHIBIT B                  Form of Receipt for Lease Aircraft
EXHIBIT C                  Lease Termination Agreement
EXHIBIT D                  Form of Operating Report
EXHIBIT E                  Form of Letter of Credit
EXHIBIT F                  Form of Opinion